UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Micro Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICRO THERAPEUTICS, INC.

2 Goodyear

Irvine, California 92618

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On August 18, 2004

TO THE STOCKHOLDERS OF MICRO THERAPEUTICS, INC.:

A special meeting of stockholders of Micro Therapeutics, Inc. (the “Company”), will be held at 2 Goodyear, Irvine, California 92618 on August 18, 2004, at 8:00 a.m., Pacific time, for the following purposes as more fully described in the accompanying proxy statement:

(1)	To approve the issuance of shares of the Company’s common stock upon exchange of the exchangeable promissory notes sold by the Company in the private placement described in the accompanying proxy statement, as required by current and proposed Nasdaq Marketplace Rules.

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please read carefully the accompanying proxy statement for additional information concerning the matters to be considered at the special meeting. The Board of Directors has fixed the close of business on June 30, 2004 as the record date for determining stockholders entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Thomas C. Wilder, III
Chief Executive Officer and President

Irvine, California

July     , 2004

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

MICRO THERAPEUTICS, INC.

2 Goodyear

Irvine, California 92618

PROXY STATEMENT

INTRODUCTION

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Micro Therapeutics, Inc., a Delaware corporation (the “Company”), for use at a special meeting of stockholders to be held on August 18, 2004, at 8:00 a.m., Pacific time, at 2 Goodyear, Irvine, California 92618. This proxy statement and the accompanying proxy are being mailed to stockholders on or about July         , 2004. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph, facsimile, internet or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

Holders of shares of common stock of the Company, or stockholders, who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “for” the approval of the issuance of the shares of common stock upon exchange of the exchangeable promissory notes sold in the private placement described in this proxy statement.

QUORUM AND VOTING REQUIREMENTS

The shares of common stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. The Board of Directors has fixed the close of business on June 30, 2004 as the record date for determining stockholders entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. As of the record date, there were 41,491,715 shares of common stock outstanding. The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share is entitled to one vote on all matters to be acted upon at the meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and count toward the quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers.

To be adopted, the proposal to approve the issuance of shares of the Company’s common stock upon exchange of the exchangeable promissory notes sold in the private placement must receive the affirmative vote of the majority of the total votes cast on the proposal in person or by proxy at the meeting. Broker non-votes and abstentions will not be counted as being voted on the proposal and will not affect the outcome.

PROPOSAL

APPROVAL OF THE ISSUANCE OF SHARES OF THE

COMPANY’S COMMON STOCK UPON EXCHANGE OF THE NOTES

The Company is seeking stockholder approval of the issuance of its common stock upon exchange of exchangeable promissory notes sold to investors in the private placement described below, as required by current and proposed Nasdaq Marketplace Rules.

Private Placement

On June 25, 2004 the Company and certain institutional accredited investors executed a definitive note purchase agreement pursuant to which the Company issued approximately $21 million in aggregate principal amount of unsecured exchangeable promissory notes. In this proxy statement, from time to time the exchangeable promissory notes are referred to as the “notes” and the purchasers of the notes are referred to as the “investors.”

Holders of $15 million in aggregate principal amount of notes are members of ev3, LLC, a Delaware limited liability company, which is the sole owner of Micro Investment, LLC, a Delaware limited liability company As of June 30, 2004, Micro Investment, together with certain members of ev3 LLC and their affiliates, owned approximately 70% of the outstanding shares of the Company’s common stock. The remaining $6 million in aggregate principal amount of notes were purchased by four investors, all of whom were existing stockholders of the Company as of June 30, 2004. In connection with the private placement, Micro Investment and certain members of ev3 LLC and their affiliates and the Company entered into a voting agreement, pursuant to which the parties agreed to vote all of the shares of common stock of the Company owned by them in favor of the proposal described in this proxy statement.

The private placement was made by the Company without a selling agent, and the opportunity to participate in the private placement was available to a very limited group of accredited investors. The proceeds of the private placement will be used for the working capital needs of the Company. Prior to their use, the Company intends to invest the net proceeds of the private placement in short-term, high-grade interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. Government.

The shares of common stock issued upon exchange of the notes will not be registered under the Securities Act of 1933, as amended, at the time of issuance, and until so registered the shares may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The note purchase agreement includes registration rights provisions that require the Company to prepare and file with the Securities and Exchange Commission, within 5 business days after the date upon which any note is exchanged for shares of common stock, a registration statement under the Securities Act of 1933 for the purpose of registering for resale all of the shares of the Company’s common stock that are issued upon exchange of the notes.

Terms of the Notes; Exchange of the Notes for Shares of Common Stock.

The following description summarizes the material terms of the notes. You are urged to read carefully the note purchase agreement, a copy which is attached to this proxy statement as Annex A, and the form of note, a copy of which is included as an exhibit to the note purchase agreement.

Principal, Maturity and Interest.

An aggregate principal amount of approximately $21 million of notes was issued pursuant to the note purchase agreement. Each note becomes due and payable by the Company upon the earlier of (i) the occurrence of an event of default under the notes (as described below) and (ii) June 25, 2005, which earlier date is referred to in this proxy statement as the “maturity date.” Prior to the maturity date, each note bears interest at the rate of 7% per annum, which interest accrues and compounds quarterly. If the principal and interest on the notes is not repaid in full on the maturity date, interest on the notes will automatically increase to 12% per annum, which interest will accrue and compound quarterly.

Payments.

On the maturity date, the Company must pay all of the outstanding principal and interest on the notes. The Company cannot prepay the notes prior to the maturity date.

Exchange of the Notes for Shares of Common Stock.

Subject to the satisfaction of certain conditions described below, the notes are exchangeable into a number of shares of the Company’s common stock determined by dividing (i) the outstanding principal balance plus any accrued but unpaid interest then outstanding by (ii) $3.10 (subject to appropriate adjustment for stock splits, stock dividends, reclassifications or other similar events). The holders of the notes shall exchange their notes for shares of the Company’s common stock at the above described exchange ratio if certain closing conditions, as further described below, have been satisfied including obtaining the approval from the Company’s stockholders holding a majority of the outstanding shares of its common stock of the issuance of shares of common stock upon exchange of the notes. If the Company does not obtain the requisite approval of the stockholders by September 23, 2004, each investor may, at its option, exchange its note for shares of common stock at the above described exchange ratio, if and when stockholder approval is later obtained, or require repayment of the note upon maturity.

Events of Default.

Each of the following constitutes an event of default under the notes:

•	the Company’s failure to pay when due the principal balance and accrued interest on the notes;

•	the Company’s failure to perform, observe or satisfy any agreement, covenant or provision of the notes, subject to a cure period;

•	if any representation, warranty or statement made by the Company in the notes or the note purchase agreement shall be false or incorrect in any material respect when made;

•	the commencement of a bankruptcy, insolvency, reorganization or other similar corporate event of the Company;

•	if any event of default occurs and is continuing in respect of any other indebtedness of the Company or its subsidiaries for borrowed money that has an outstanding principal amount in excess of $100,000;

•	if a judgment or judgments are entered against the Company or any of its subsidiaries involving a cumulative amount in excess of $250,000, other than any judgment against the Company or any of its subsidiaries for infringement by the Company’s embolic coils in the Company’s pending litigation in the Netherlands, the United Kingdom or Germany; or

•	upon a change of control of the Company.

Upon the occurrence of any of the events of default under the notes, all unpaid principal and accrued interest shall become immediately due and payable upon the election of the holders of at least a majority of the outstanding aggregate principal amount of the notes, except that upon an event of default related to bankruptcy, insolvency, reorganization or a similar corporate event, all unpaid and accrued interest under the notes shall become due and payable automatically.

The price for the shares of common stock to be issued to the investors upon exchange of the notes is $3.10 per share, which represents a negotiated discount of approximately 25% from the closing price of the Company’s common stock as reported on the Nasdaq National Market during the five trading days beginning May 24, 2004 and ending May 28, 2004. Assuming that the Company obtains the stockholder approvals described above before September 23, 2004 and the other closing conditions set forth in the note purchase agreement have been satisfied and the investors exchange all of their notes for shares of common stock pursuant to the terms of the notes and the note purchase agreement on such date, the notes will be exchangeable for 6,895,006 shares of common stock, which includes the accrued interest on the notes through September 23, 2004. However, if the Company is unable to satisfy the conditions to the exchange by September 23, 2004, the notes will remain outstanding and each holder of notes may, at its option, exchange its note for shares of common stock, if and when stockholder approval is obtained at a later date, or require repayment of the note upon maturity. Further, if the Company is unable to repay the notes upon maturity, the investors may elect to exchange their notes, if and when stockholder approval is later obtained, at any time after maturity and prior to repayment by the Company. In each such case, the Company would be required to issue an additional number of shares of common stock as a result of the continued accrued interest on the notes that would be exchanged for shares of common stock at a rate of $3.10 per share.

The obligation of the investors to exchange their notes for shares of common stock remains subject to the fulfillment of certain customary conditions, including, among others, (1) there being no injunction, writ, preliminary restraining order or any other order directing the transactions contemplated under the note purchase agreement not be consummated, (2) there being no developments in the business of the Company or any of its subsidiaries which would reasonably be expected to have a material adverse effect on the Company’s business, properties, assets, liabilities, profits, prospects, results of operations or condition, (3) the Company having provided the Nasdaq National Market a notice of issuance of the shares of common stock issuable upon exchange of the notes, (4) there being no suspension in trading of the Company’s common stock, or securities generally, on the Nasdaq Stock Market, and (5) the Company having obtained the consent of the Company’s stockholders as described in this proxy statement.

The common stock issuable upon exchange of the notes will not possess preemptive rights. The note purchase agreement includes registration rights provisions that require the Company to prepare and file with the Securities and Exchange Commission, within 5 business days after the date upon which any of the notes are exchanged for shares of common stock, a registration statement under the Securities Act of 1933 for the purpose of registering for resale, all of the shares of the Company’s common stock that are issued upon exchange of the notes, and to cause the registration statement to become effective within 60 days after the date the registration statement is filed with the Securities and Exchange Commission, or 90 days in the event the registration statement is reviewed by the Securities and Exchange Commission. If the SEC has not declared the registration statement effective within such time period, the Company shall be obligated to pay the investors a penalty equal to 2% of the aggregate principal amount of the notes purchased by the investors in the private placement during each 30 day period that the registration statement has not been declared effective. In addition, for two years following the closing of the private placement (or a shorter period in the event certain exemptions from registration are available), if the registration statement is suspended during any 12-month period (unless (1) the suspension does not last more than 60 (consecutive or non-consecutive) days, (2) such suspension results from any untrue statement made in reliance on and in conformity with written information supplied by an investor or (3) in the opinion of counsel, the investors may sell all of their shares in any 90 day period pursuant to Rule 144 under the Securities Act of 1933 (without restriction by volume limitation of Rule 144(e)), then on the thirtieth day following the first day of such suspension, and on each thirtieth day thereafter, the Company shall be obligated to pay the investors a penalty equal to 2% of the aggregate principal amount of the notes purchased by the investors.

The private placement was approved by the special independent committee of the Board of Directors comprised of George Wallace and Richard D. Randall, neither of whom are affiliates of the investors or Micro Investment, which approval was ratified by the Board of Directors as a whole. The special independent committee retained independent legal counsel and financial advisors to assist in evaluating the private placement. The special independent committee, in considering whether to approve the private placement, took into consideration a number of factors, including among other things, management’s assessment of the Company’s immediate need for additional financing, management’s assessments of the Company’s cash requirements, the terms and optimal size of the private placement, management’s report regarding the negotiation of the terms of the private placement, the lack of other available sources of financing in the required time, the anticipated terms of such other financing, if available, current equity market conditions, and the fairness of the pricing of the proposed private placement, including a fairness analysis performed at the request of the special independent committee by the investment banking firm Houlihan Lokey Howard & Zukin Financial Advisors, Inc., as described below.

Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., Financial Advisor to the Special Independent Committee of the Board of Directors of Micro Therapeutics, Inc.

Houlihan Lokey rendered an opinion to the special independent committee on June 22, 2004, that, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion delivered on June 22, 2004 and described below, the consideration received by the Company in the private placement described in this proxy statement (the “Transaction”) was fair, from a financial point of view, to the Company and its stockholders (other than those affiliated with the investors). The special independent committee retained Houlihan Lokey based upon Houlihan Lokey’s experience in the valuation of businesses and securities in connection with private placements and similar transactions. Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities.

The Company has agreed to pay Houlihan Lokey a fee of $300,000 for its services, plus reasonable out-of-pocket expenses. No portion of Houlihan Lokey’s fee is contingent upon the conclusions reached in the opinion. The Company has also agreed to indemnify and hold harmless Houlihan Lokey and any employee, agent, officer, director, attorney, stockholder and any person who controls Houlihan Lokey, from and against all losses arising out of or in connection with its engagement by the special independent committee. No material relationship existed between Houlihan Lokey and the Company, including affiliates of the Company, none has since developed and none is mutually understood to be contemplated other than the engagement letter the Company entered into with Houlihan Lokey with respect to the opinion.

The following summary of the opinion of Houlihan Lokey is qualified in its entirety by reference to Houlihan Lokey’s written opinion dated June 22, 2004, which, with the consent of Houlihan Lokey, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The Company’s stockholders should read the opinion carefully in conjunction with this proxy statement in order to understand the process that the special independent committee undertook in approving the terms and conditions of the Transaction, and should carefully consider the assumptions made, matters considered and the limits of the review by Houlihan Lokey.

While Houlihan Lokey rendered its opinion and provided certain analyses to the special independent committee, Houlihan Lokey was not requested to and did not make any recommendation to the special independent committee as to the basic business decision to proceed with or effect the Transaction or any other matter contemplated by the note purchase agreement, or the merits of the Transaction relative to any alternative transaction or business strategy that may be available to the Company, including whether any alternative transaction might produce proceeds to the Company or any class of its stockholders in an amount in excess of that to be received by the Company in the Transaction. Houlihan Lokey’s written opinion, which was delivered for use and consideration by the special independent committee, addresses only the fairness, from a financial point of view, to the Company and its stockholders (other than those affiliated with the investors) of the consideration received by the Company in the Transaction, and Houlihan Lokey did not express any views on any other element of the Transaction or term of the note purchase agreement or the notes.

Houlihan Lokey was not asked to opine and did not express any opinion as to: (i) the tax or legal consequences of the Transaction, the note purchase agreement, the notes or any of the other documents providing for or otherwise related to the Transaction; (ii) the realizable value of the Company’s common stock or the prices at which the common stock of the Company may trade; or (iii) the fairness of any aspect of the Transaction not expressly addressed in the fairness opinion. The opinion of Houlihan Lokey was not intended to be and did not constitute a recommendation to any stockholder of the Company as to whether or how such stockholder should vote at any meeting relating to any matters related directly or indirectly to the Transaction or how such stockholder should otherwise act with respect to the Transaction or any matters related directly or indirectly to the Transaction, and should not be relied upon by any stockholder as such. Furthermore, Houlihan Lokey did not negotiate any portion of the Transaction or the note purchase agreement, the notes or any of the other documents providing for or otherwise related to the Transaction.

Houlihan Lokey’s opinion and analyses were among many factors considered by the special independent committee in its evaluation of the Transaction and should not be viewed as determinative of the views of the special independent committee, the Board of Directors of the Company or the Company’s management with respect to the Transaction.

In arriving at its opinion, Houlihan Lokey undertook such review, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

1.	reviewed the Company’s annual reports to stockholders on Form 10-KSB for the fiscal years ended 2002 and 2003 and quarterly report on Form 10-QSB for the fiscal quarter ended April 4, 2004, as well as Company-prepared interim monthly financial statements for the fiscal period ended May 9, 2004, which the Company’s management has identified as being the most current financial statements available during the time frame in which Houlihan Lokey performed its procedures;

2.	reviewed the following agreements in substantially their final form: note purchase agreement, the voting agreement, registration rights provisions, and the form of exchangeable promissory note;

3.	met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of the Company’s independent counsel to discuss certain matters;

4.	visited the facilities and business offices of the Company in Irvine, California;

5.	reviewed forecasts and projections prepared by the Company’s management with respect to the Company for the fiscal years ending December 31, 2004 through 2009 as well as monthly forecasts and projections for the fiscal year ending December 31, 2004 prepared by the Company’s management in December of 2003;

6.	reviewed a presentation for potential investors in the Transaction prepared by the Company’s management;

7.	reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

8.	reviewed certain other publicly available financial data for certain companies Houlihan Lokey deemed comparable to the Company, and publicly available prices and premiums paid in other transactions Houlihan Lokey considered similar to the Transaction;

9.	reviewed drafts of certain documents to be delivered at the closing of the Transaction; and

10.	conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

In addition, Houlihan Lokey received from and/or discussed with representatives of management of the Company financial planning data of, and business outlook information for, the Company, before and after giving effect to the Transaction. Houlihan Lokey made inquiries regarding and discussed the Transaction, the terms and conditions of the note purchase agreement and the notes and other matters related thereto with the special independent committee’s legal counsel and the Company’s legal counsel and performed such other analyses and examinations as Houlihan Lokey deemed appropriate, including its assessment of general economic, market and monetary conditions.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with its written opinion dated June 22, 2004. Houlihan Lokey’s opinion was based upon its estimated valuation of the Company as well as its review of Transactions that it deemed comparable to the Transaction.

Valuation Analysis of the Company

Houlihan Lokey’s analyses of the Company were performed on a pre-Transaction and post-Transaction basis. The pre-Transaction analysis included calculations of the enterprise value of the Company and resulting per share equity value based upon both an examination of the enterprise value based upon the prices at which the Company’s common stock was trading on the Nasdaq National Market, as well as a going concern valuation analyses based upon (i) multiples of revenues (based upon an examination of the trading multiples of comparable public companies and of the multiples of relevant industry transactions); and (ii) a discounted cash flow analysis. Additionally, in light of the Company’s liquidity position, Houlihan Lokey also utilized a liquidation approach that considered the estimated realizable value of the Company’s assets and liabilities if disposed of in an orderly liquidation. The post-Transaction analysis included calculations of the enterprise value (and the resulting per share equity value) of the Company using the going concern valuation approaches set forth above, but adjusted such analyses to consider the immediate infusion of $21 million of additional capital from the Transaction, as well as the contemplated shares of additional common stock that would result from the conversion of the notes (i.e. the dilutive impact of the Transaction). Furthermore, Houlihan Lokey considered other transactions that it deemed similar to the Transaction in its analyses.

The Company’s common equity exhibited a closing price of $4.15 as of June 15, 2004. The Company’s common stock has exhibited a range of per share prices for the thirty days prior to June 15, 2004 of $4.00 to $4.72, with an average closing price of $4.22.

Of the aforementioned valuation methodologies, Houlihan Lokey most heavily weighted the market multiple approach with an emphasis on the multiples of I-Flow Corporation and Angiodynamics, Inc. Houlihan Lokey believes I-Flow Corporation is similar to the Company as it is a cash constrained company with low liquidity and has a similar gross margin to that of the Company. Houlihan Lokey also believes Angiodynamics, Inc., although it recently completed an initial public offering, is also similar to the Company as it also has low liquidity and similar gross margin to that of the Company. Additionally, Angiodynamics, Inc. is approximately 80% owned by a single controlling shareholder in the same way that the Company is approximately 70% owned by Micro Investment, together with certain members of ev3 LLC and their affiliates. The considered public comparable companies are as follows:

	Enterprise Value	EV / Revenue
(figures in millions)		LTM	NFY		NFY + 1
Abiomed Inc.	$268.2	10.42 x	NA		NA
Angiodynamics Inc.	$158.3	3.43 x	NA		NA
ATS Medical Inc.	$117.5	5.54 x	4.57	x	3.71	x
Endocardial Solutions Inc.	$209.5	5.26 x	5.76	x	4.60	x
I-Flow Corp.	$255.1	4.99 x	3.92	x	2.86	x
Kensey Nash Corp.	$349.5	6.34 x	4.96	x	NA
Possis Medical Inc.	$590.3	9.30 x	6.27	x	4.50	x
Vascular Solutions Inc.	$151.3	11.40 x	6.47	x	3.60	x

Secondarily, Houlihan Lokey considered the comparable transaction approach.

(figures in millions)
Announced	Effective	Target	Acquiror	EV	LTM Revenue/EV Multiple
6/1/2004	Pending	Advanced Bionics Corp.	Boston Scientific Corp.	$740.0	12.62 x
3/8/2004	6/18/2004	Interpore International, Inc.	Biomet, Inc.	$263.9	3.73 x
1/13/2004	4/6/2004	TheraSense, Inc.	Abbott Laboratories	$1,097.4	5.19 x
12/14/2003	Pending	I-STAT Corporation	Abbott Laboratories	$317.7	5.03 x
7/1/2003	7/1/2003	Genzyme Corp.'s Cardiothoracic Business	Teleflex, Inc.	$40.4	0.53 x
9/3/2002	11/2/2002	IntraTherapeutics, Inc.	ev3 Inc./Microvena Corp.	$95.0	4.32 x
5/20/2002	7/31/2002	Avantec Vascular Corp.	Goodman Company	$163.8	15.79 x
6/29/2001	8/7/2001	Cardiac Pathways Corp.	Boston Scientific Corp.	$50.3	4.31 x
2/15/2001	4/3/2001	Interventional Technologies Inc.	Boston Scientific Corp.	$345.0	8.21 x
1/26/2001	4/18/2001	Heartport Inc.	Johnson & Johnson	$81.0	4.01 x
1/5/2001	2/1/2001	IntraTherapeutics, Inc.	Centerpulse	$145.0	7.25 x

Houlihan Lokey also considered the income approach. However, because the Company does not expect to achieve full-year operating profitability until at least 2006 based on management’s projections, the resulting discounted cash flow analysis was highly sensitive and varied based upon assumptions of discount rates and the Company’s value in future years. Accordingly, Houlihan Lokey deemed the discounted cash flow approach to be less appropriate as a valuation methodology in this circumstance than the multiple based approaches.

Based upon the aforementioned valuation analyses, Houlihan Lokey estimated that the value of the Company’s stock pre-Transaction was $3.61 to $4.09 per share. Houlihan Lokey’s estimated valuation analyses suggest that the pre-transaction value of the Company’s common equity may be slightly below the value exhibited by the Company’s common stock in the market. Specifically, Houlihan Lokey’s estimated value represents approximately a 9% discount and a 7% discount to the last thirty days average value per share and the closing price per share, respectively, as of June 15, 2004.

Finally, Houlihan Lokey noted that in the absence of the Transaction, management projected that the Company’s cash would be depleted early in the third fiscal quarter of 2004. As such, Houlihan Lokey analyzed the per share value of the Company on the basis of a liquidation scenario, and assumed that the Company sold its intangible assets at a multiple below the multiple that was considered in the aforementioned going concern analyses. This scenario indicated a value range of $1.22 to $1.92 per share which represents a discount of 71% to 54% to the last thirty days average value per share and the June 15, 2004 closing share price.

Houlihan Lokey then estimated the value of the Company post-Transaction, with such analyses based upon the aforementioned going concern valuation estimates (described above) with adjustments for: i) the cash infusion that resulted from the Transaction, and ii) the expected dilution that will result from the exchange of the notes for shares of common stock. These adjustments resulted in an indicated value for the Company of $3.54 to $3.95 per share post-Transaction.

	Low		High
Pre-Transaction Liquidation Value	$1.22	—	$1.92
Pre-Transaction Going Concern Value	$3.61	—	$4.09
Pre-Transaction Market Price	$4.15	—	$4.15
Post-Transaction Value	$3.54	—	$3.95
Transaction Discount to Current Market Price	25%	—	25%
Indicated Discount from PIPE Transaction Study	20%	—	25%
Indicated Discount from Pre-Transaction Going Concern	14%	—	24%

Houlihan Lokey noted that although the indicated value post-Transaction was slightly below the indicated value pre-Transaction, the post-Transaction value indication was significantly in excess of the estimated pre-Transaction liquidation value. However, Houlihan Lokey also observed that the notes issued in the Transaction are exchangeable for common shares at a price of $3.10 per share, which represents a discount to the market price for the Company’s stock (of approximately 25 percent) as of June 15, 2004, as well as Houlihan Lokey’s pre-Transaction and post-Transaction value indications.

Comparable PIPE Transaction Analysis

In light of the aforementioned discount associated with the common shares that the notes will be exchanged for, Houlihan Lokey evaluated other transactions that it considered comparable to the Transaction. Houlihan Lokey considered a universe of 1,333 common PIPE (private placements of public equity) issues that have been completed in the last twelve months. Houlihan Lokey segregated the PIPE issues by those issuances (i) that publicly reported transaction data, (ii) that were in the size range of $10 million to $50 million in gross proceeds and (iii) that were in the Healthcare Products and Pharmaceuticals industries. This segregation resulted in 56 potential transactions. Houlihan Lokey further segregated the 56 PIPE transactions by those companies that had revenue indicative of the growth stage of corporate development. A total of 25 transactions met this requirement.

Houlihan Lokey’s final segregation of the 25 remaining PIPE transactions was limited to companies that appeared to have a short term need for cash (roughly measured by approximately nine months or less of cash availability, based on estimated cash available and “cash burn” indicated by the issuers’ most recent filing on Form 10-Q prior to the PIPE transactions). Houlihan Lokey further analyzed the remaining transactions based upon comparability with the Transaction, situational similarity (revenue horizon and potential, profitability, product life cycle, and other factors), and other factors and identified six transactions that were similar to the Transaction. Houlihan Lokey further analyzed the specifics of these six transactions for details of the dilution, the impact of warrants, the profitability of the company and the implied discount or premium of the new capital infusion relative to the stock price at the time of the transaction. See the chart below for a summary of this analysis.

(figures in millions)
Company	Closing Date	Gross Proceeds	Closing Market Price	Number of Shares Issued	Purchase Price Per Share	Dilution of Issue	Dilution of Warrants	Effective Discount (1)
Columbia Laboratories, Inc.	7/24/2003	$26.26	$12.59	2.24	$11.70	5.9%	N A	-7.1%
ChromaVision Medical Systems, Inc.	3/25/2004	$21.00	$2.39	10.50	$2.00	29.5%	7.9%	-28.8%
Antares Pharma, Inc.	2/10/2004	$15.12	$1.25	15.12	$1.00	101.9%	10.4%	-26.4%
I-Flow Corporation	9/2/2003	$12.50	$8.31	1.67	$7.50	9.4%	1.6%	-17.3%
Cryolife, Inc.	1/26/2004	$21.53	$8.10	3.44	$6.25	14.8%	N A	-22.8%
Escalon Medical Corporation	3/16/2004	$10.40	$15.28	0.80	$13.00	21.8%	3.2%	-22.4%

Micro Therapeutics, Inc.		$21.00		6.45	$3.10	13.4%		-25.0%

(1)	Effective Discount considers the discount of the PIPE issuance to the publicly traded share price adjusted to include the effect of warrants.

Houlihan Lokey noted that the discounts exhibited in the comparable PIPE transactions were similar to the discount exhibited in the Transaction.

Other Matters

In reaching its conclusion as to the fairness of the Transaction consideration and in its presentation to the special independent committee, Houlihan Lokey did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by Houlihan Lokey, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Houlihan Lokey believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying the opinion.

The analyses of Houlihan Lokey are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the values of companies do not purport to be appraisals or valuations or necessarily reflect the price at which shares of common stock of a company may actually trade. No company or transaction used in any analysis for purposes of comparison is identical to the Company or the Transaction. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which the Company was compared and other factors that could affect the public trading value of the Company. The estimates contained in the analyses of Houlihan Lokey and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the analyses and estimates of Houlihan Lokey are inherently subject to substantial uncertainty.

For purposes of its opinion, Houlihan Lokey relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to Houlihan Lokey by the Company, or otherwise made available to Houlihan Lokey, and did not assume responsibility for the independent verification of such information. Information that was prepared by the Company for financial planning purposes was not prepared with the expectation of public disclosure. Houlihan Lokey relied upon the assurance of the management of the Company that the information provided to Houlihan Lokey by the Company had been prepared on a reasonable basis and in accordance with industry practice, and, with respect to financial planning data and other business outlook information, reflected the best currently available estimates and was based on reasonable assumptions and that there was not (and the management of the Company was not aware of) any information or facts that would make the information provided to Houlihan Lokey incomplete or misleading.

Houlihan Lokey further relied upon the assessment of the Company’s management as to the Company’s financing requirements, the availability of alternative financing to the Transaction and the potential effects on the Company and its business of a failure to obtain additional capital in the near term. In arriving at its opinion, Houlihan Lokey relied upon the Company’s estimates relating to certain strategic, financial and operational benefits from the Transaction and assumed that such benefits will be realized. For the purpose of its opinion, Houlihan Lokey assumed that the Company was not a party to any material pending transaction, including external financing, recapitalizations, acquisitions or merger discussions (other than the Transaction).

Houlihan Lokey assumed that the representations and warranties of the parties contained in the note purchase agreement and the other agreements and instruments attached as exhibits to the note purchase agreement were true and correct, and that the Transaction would be consummated pursuant to the terms of the note purchase agreement, the notes and the other agreements and instruments attached as exhibits to the note purchase agreement without amendments to any such agreements and with full satisfaction of all covenants and conditions contained in such agreements without any waiver of any such covenant or condition. In arriving at its opinion, Houlihan Lokey assumed that all necessary governmental, regulatory and other approvals and consents required for the Transaction will be obtained in a manner that will not adversely affect the Company or the estimated benefits expected to be derived in the Transaction and that will not affect the terms of the Transaction. In arriving at its opinion, Houlihan Lokey also assumed, based on discussions with management and legal counsel of the Company, that the Transaction will not result in a change of control of the Company.

In arriving at its opinion, Houlihan Lokey did not perform any appraisals or valuations of any specific assets or liabilities of the Company, and was not furnished with any such appraisals or valuations. Houlihan Lokey did not express any opinion regarding the liquidation value or solvency of the Company, including the ability of the Company, following the Transaction, to meet its obligations as they become due. Without limiting the generality of the foregoing, Houlihan Lokey did not undertake any independent analysis of any pending or threatened or other litigation (including, without limitation, the legal proceedings described in the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended April 4, 2004), possible unasserted claims (including, without limitation, with respect to intellectual property rights) or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the special independent committee’s direction and with its consent, the opinion of Houlihan Lokey made no assumption concerning, and therefore did not consider, the possible assertion of claims or the outcomes or damages arising out of any such matters.

The opinion of Houlihan Lokey was based on information available to Houlihan Lokey and economic, market and foreign exchange conditions and other facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. Houlihan Lokey has not undertaken to and is not obligated to update, reaffirm or revise its opinion or otherwise comment on any events occurring after the date it was given.

REASON FOR REQUEST FOR STOCKHOLDER APPROVAL

Completion of the private placement

Prior to completing the private placement, the Company needed additional capital to continue its operations and to fulfill its research and development, clinical and regulatory, and sales and marketing goals. The Company has incurred recurring losses and cash outflows from operations, and if the Company was not able to raise additional funds, it may have needed to significantly curtail or cease its ongoing operations. In order to obtain the necessary additional capital, the Company determined that the private placement would provide the greatest value to the stockholders and will allow the Company to pursue its long-term strategic goals.

Before the Company can issue the shares of common stock upon exchange of the notes, the Company must obtain stockholder approval of the issuance of common stock upon exchange of the notes under the current and proposed Nasdaq Marketplace Rules.

Director relationships with certain investors

Under current Nasdaq Marketplace Rule 4350(i)(1)(A) and proposed Rule 4350(i)(1)(D)(ii), Nasdaq-listed companies are required to obtain stockholder approval prior to any sale or issuance of common stock to officers and directors for less than the market value of the stock. While no officers or directors of the Company have purchased notes in the private placement, certain directors of the Company are affiliated with certain investors, as more fully described below, and the issuance of shares of the Company’s common stock will be at a price less than market value. Therefore, under Nasdaq’s interpretation of Marketplace Rule 4350(i)(1)(A), and proposed Rule 4350(i)(1)(D)(ii), because of the relationships between certain directors of the Company and certain investors, stockholder approval may be required for the issuance of the shares of common stock upon exchange of the notes to those investors who are affiliated with directors of the Company.

Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership, Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership (collectively, the “Warburg Entities”), Vertical Fund I, L.P., a Delaware limited partnership, and Vertical Fund II, L.P., a Delaware limited partnership (collectively, the “Vertical Funds”), who collectively purchased $15 million in aggregate principal amount of notes, are members of ev3 LLC, which is the sole owner of Micro Investment, LLC. As of June 30, 2004, Micro Investment, together with the Warburg Entities and the Vertical Funds, owned approximately 70% of the outstanding common stock of the Company.

As of June 30, 2004, the Warburg Entities collectively owned approximately 77%, and the Vertical Funds collectively owned approximately 7%, of the common units of ev3 LLC on an as-converted fully diluted basis. Management of ev3 LLC is vested in its Board of Managers, which consists of James Corbett, Richard Emmitt, Dale Spencer and Elizabeth Weatherman. Mr. Emmitt is a partner of the general partnership that controls the Vertical Funds. Ms. Weatherman is a partner of the general partnership that controls the Warburg Entities and a managing director and member of the limited liability company that manages the Warburg Entities. Additionally, four members of the Company’s Board of Directors directly or indirectly hold equity interests in ev3 LLC. James Corbett, Chairman of the Company’s Board of Directors, is the President and Chief Executive Officer of ev3 LLC and ev3 Inc., a wholly owned subsidiary of ev3 Inc. and Dale Spencer, Elizabeth Weatherman and Richard Emmitt, directors of the Company, are directors of ev3 Inc.

Assuming the notes sold are exchanged into shares of common stock on September 23, 2004, then immediately following such exchange, Micro Investment, together with the Warburg Entities and the Vertical Funds, will hold approximately 70% of the Company’s outstanding common stock.

Rule 4350(i)(1)(D)(ii)

Under current Nasdaq Marketplace Rule 4350(i)(1)(D)(ii), Nasdaq-listed companies are required to obtain stockholder approval before making any issuance of securities where due to the present issuance of common stock, other than a public offering for cash, where the common stock to be issued (1) is or will be in excess of 20% of the outstanding common stock prior to the issuance, or (2) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance and, in each case, the price for such shares is less than the greater of book or market value of the stock. If the Company satisfies the conditions to the exchange of the notes, including the approval of the stockholders with respect to the proposal in this proxy statement, on or before September 23, 2004 and assuming that the notes are exchanged for shares of common stock on such date, the Company would issue 6,895,006 shares of common stock to the investors, which number includes accrued interest under the notes through September 23, 2004, which is less than 20% of the number of shares of common stock outstanding on the date the private placement was consummated. However, if the conditions to the exchange are not satisfied by September 23, 2004, each investor may, at its option, exchange its note for shares of common stock, if and when stockholder approval is later obtained, or require the Company to repay the note upon maturity. Further, if the Company is not able to repay the notes upon maturity, each investor may exchange their notes at any time after maturity, if and when stockholder approval is later obtained, and prior to repayment by the Company. In each such case, the Company could be required to issue an additional number of shares of common stock as a result of additional accrued interest under the notes, which might result in an issuance in excess of 20% of the outstanding common stock prior to the completion of the private placement. All of such shares would be issued at $3.10 per share, or less than the greater of book or market value of the stock on the date the private placement was consummated. Therefore, the Company may be required to obtain stockholder approval pursuant to Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) in such circumstances.

IMPACT OF THE ISSUANCE ON EXISTING STOCKHOLDERS

The Company’s existing common stockholders will have rights which are equal to those of the holders of the newly-issued common stock. Stockholders are subject to the risk of substantial dilution to their interests resulting from the issuance of shares of common stock, and as a result of the issuance of such common stock upon exchange of the notes, the current stockholders will own a smaller percentage of the outstanding common stock of the Company.

USE OF PROCEEDS

The proceeds of the private placement will be used for the working capital needs of the Company. Prior to their use, the Company intends to invest the net proceeds of the private placement in short-term, high-grade interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. Government.

NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE SECURITIES

THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE SECURITIES OF THE COMPANY. ANY OFFER OF SECURITIES MADE BY THE COMPANY OR ANY OTHER PERSON ON BEHALF OF THE COMPANY MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY THE COMPANY AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH THE ISSUANCE OF COMMON STOCK DESCRIBED HEREIN, AND ANY SUCH OFFER SHALL BE MADE IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED.

INTEREST OF CERTAIN PERSONS IN MATTER TO BE ACTED UPON

The Warburg Entities purchased $10 million in aggregate principal amount of notes in the private placement, and the Vertical Funds purchased $5 million in aggregate principal amount of the notes. As of June 30, 2004, the Warburg Entities collectively owned approximately 77%, and the Vertical Funds collectively owned approximately 7%, of the common units of ev3 LLC on an as-converted fully diluted basis. ev3 LLC is the sole owner of Micro Investment, which together with the Warburg Entities and the Vertical Funds owned approximately 70% of the outstanding common stock of the Company as of the record date. Management of ev3 LLC is vested in its Board of Managers, which consists of James Corbett, Richard Emmitt, Dale Spencer and Elizabeth Weatherman. Mr. Emmitt is a partner of the general partnership that controls the Vertical Funds. Ms. Weatherman is a partner of the general partnership that controls the Warburg Entities and a managing director and member of the limited liability company that manages the Warburg Entities. Additionally, four members of the Company’s Board of Directors directly or indirectly hold equity interests in ev3 LLC. James Corbett, Chairman of the Company’s Board of Directors, is the President and Chief Executive Officer of ev3 LLC and ev3 Inc. and Dale Spencer, Elizabeth Weatherman and Richard Emmitt, directors of the Company, are directors of ev3 Inc.

In addition to its ownership of Micro Investment, ev3 LLC owns all of the outstanding capital stock of ev3 Inc. The Company has entered into several agreements with ev3 Inc. and certain of its subsidiaries relating to the sales, distribution and promotion of certain of the Company’s products by ev3 and its subsidiaries as well as other agreements relating to various support services in connection with the distribution of the Company’s products. All transactions between the Company and its officers, directors, principal stockholders and their affiliates are evaluated for approval by a committee of independent and disinterested outside directors serving on the Board of Directors of the Company.

Assuming the notes sold are exchanged into shares of common stock on September 23, 2004, then immediately following such exchange, Micro Investment, together with the Warburg Entities and the Vertical Funds, will hold approximately 70% of the Company’s outstanding common stock.

BOARD OF DIRECTORS’ RESERVATION OF RIGHTS

The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of the proposal, which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

NO DISSENTERS’ RIGHTS

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to the proposal.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Approval of the issuance of shares of common stock upon exchange of the notes requires the affirmative vote of the holders of a majority of the total votes cast on the proposal in person or by proxy at the meeting. Proxies solicited by management for which no specific direction is included will be voted “for” the approval of the issuance of shares of common stock upon exchange of the notes. Approval of the proposal is assured as Micro Investment and the Warburg Entities, which collectively hold approximately 69% of the Company’s outstanding common stock as of the record date, have agreed to vote in favor of the proposal pursuant to the voting agreement entered into in connection with the private placement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK UPON EXCHANGE OF THE NOTES.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Set forth below under the column titled “Pre-Exchange” is certain information as of June 30, 2004 regarding the beneficial ownership of the Company’s common stock by (1) any person who was known by the Company to own more than 5% of the voting securities of the Company, (2) all directors, (3) the Company’s Chief Executive Officer in 2003 and the four other most highly compensated executive officers whose total salary and bonus during 2003 exceeded $100,000, and (4) all current directors and executive officers as a group. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Set forth below under the column titled “Estimated Post-Exchange” is an estimate of the beneficial ownership of the Company’s common stock by (1) any person who was known by the Company to own more than 5% of the voting securities of the Company, (2) all directors, (3) the Company’s Chief Executive Officer in 2003 and the four other most highly compensated executive officers whose total salary and bonus during 2003 exceeded $100,000, and (4) all current directors and executive officers as a group, following stockholder approval of and completion of the exchange of the notes for shares of common stock of the Company.

	Pre-Exchange			Estimated Post-Exchange
Name and Address of Beneficial Owners (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class
ev3 LLC (3)	24,336,759		58.7%	24,336,759		50.4%
Micro Investment, LLC (4)	24,336,759		58.7%	24,336,759		50.4%
Warburg, Pincus Equity Partners, L.P. (5)	31,896,083	(6)	71.3%	31,952,441	(7)	66.1%
Austin W. Marxe and David M. Greenhouse (8)	3,756,774	(9)	8.7%	3,784,953	(10)	7.8%
James Corbett (11)	70,000		*	70,000		*
Richard B. Emmitt (12)	26,453,164	(13)	61.3%	26,481,343	(14)	54.8%
Thomas G. Fogarty (15)	54,271		*	54,271		*
Harold Hurwitz (16)	171,790		*	171,790		*
Richard D. Randall (17)	52,500		*	52,500		*
Earl Slee (18)	226,091		*	226,091		*
Dale A. Spencer (19)	22,000		*	22,000		*
George Wallace (20)	468,678		1.1%	468,678		*
Amy Walters (21)	49,167		*	49,167		*
Elizabeth H. Weatherman (22)	31,918,083		71.3%	31,974,441		66.1%
Thomas C. Wilder, III (23)	146,513		*	146,513		*
All executive officers and directors as a group (11) persons) (24)	35,296,520		74.6%	35,324,699		73.1%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each stockholder is c/o Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618.

(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days of June 30, 2004 are deemed outstanding for computing the percentage of the person holding such options, warrants and convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. 41,491,715 shares of common stock of the Company were outstanding as of June 30, 2004. The percentages in the “Estimated Post-Exchange” column assume (a) that the conditions to the exchange of the notes into shares of common stock are satisfied on or before September 23, 2004, (b) the notes are exchanged into 6,895,006 shares of common stock, which amount includes accrued interest on the notes through September 23, 2004 and (c) 48,386,721 shares of common stock are outstanding immediately following the exchange of the notes. The amount of interest that will accrue under the notes prior to the exchange is based on a September 23, 2004 exchange date because the investors will be compelled to exchange their notes if the Company meets all conditions to the exchange prior to that date. However, it is possible that the exchange will occur sooner than September 23, 2004, in which case the accrued interest and the number of shares issued on exchange of the notes would be less than estimated in this proxy statement. If the Company is unable to satisfy the conditions to the exchange by September 23, 2004, the investors may elect to exchange their notes, if and when stockholder approval is later obtained, at any time after maturity and prior to repayment by the Company, in which case the accrued interest and the number of shares issued on exchange of the notes would be greater than estimated in this proxy statement.

(3)	Represents shares beneficially owned by ev3 LLC by virtue of it being the sole member of Micro Investment, LLC. Based on information set forth in a Schedule 13D/A, filed with the Securities and Exchange Commission on June 29, 2004. The address of ev3 LLC, is c/o ev3 Inc., 4600 Nathan Lane North, Plymouth, Minnesota 55442.

(4)	Represent shares owned directly by Micro Investment, LLC. Based on information set forth in a Schedule 13D/A filed with the Securities and Exchange Commission on June 29, 2004. The address of Micro Investment, LLC, is c/o Warburg Pincus & Co., 466 Lexington Avenue, New York, New York 10017.

(5)	Warburg, Pincus Equity Partners, L.P. (“WPEP”), including three affiliated partnerships, controls approximately 77% of the voting power of ev3 LLC. By virtue of its control of ev3 LLC, WPEP may be deemed to beneficially own the shares of common stock beneficially owned by ev3 LLC. Warburg Pincus & Co., a New York general partnership, is the sole general partner of WPEP. WPEP is managed by Warburg Pincus LLC, a Delaware limited liability company. WPEP, Warburg Pincus & Co. and Warburg Pincus LLC each disclaim beneficial ownership of all of the shares beneficially owned by ev3 LLC. The address of each of WPEP, Warburg Pincus & Co. and Warburg Pincus LLC is 466 Lexington Avenue, New York, New York 10017.

(6)	Includes 3,225,806 shares of common stock into which the $10 million aggregate principal amount of notes held by WPEP, including three affiliated partnerships, are exchangeable but excludes shares of common stock into which interest on the notes is exchangeable.

(7)	Assumes the $10 million aggregate principal amount of notes held by WPEP, including three affiliated partnerships, plus accrued interest thereon, are exchanged for 3,282,164 shares of common stock on September 23, 2004.

(8)	Represents shares of common stock owned by Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P. (collectively, the “Special Situations Funds”). Based on information set forth in a Schedule 13-G filed with the Securities and Exchange Commission on February 17, 2004. Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of and investment adviser to Special Situations Cayman Fund, L.P. AWM also serves as the general partner of MGP Advisers Limited Partnership, the general partner of and investment adviser to Special Situations Fund III, L.P. The address of Messrs. Marxe and Greenhouse is c/o Special Situation Funds, 153 East 53rd Street, New York, New York 10022.

(9)	Includes 1,612,903 shares of common stock into which the $5 million aggregate principal amount of notes held by the Special Situations Funds are exchangeable but excludes shares of common stock into which interest on the notes is exchangeable.

(10)	Assumes the $5 million aggregate principal amount of notes held by the Special Situations Funds, plus accrued interest thereon, are exchanged for 1,641,082 shares of common stock on September 23, 2004.

(11)	Includes 62,500 shares subject to options held by Mr. Corbett exercisable within 60 days of June 30, 2004.

(12)	Mr. Emmitt is a general partner of The Vertical Group, L.P., a Delaware limited partnership, the sole general partner of Vertical Fund I, L.P., a Delaware limited partnership (“VFI”), and Vertical Fund II, L.P., a Delaware limited partnership (“VFII”). VFI and VFII are members of ev3 LLC, which wholly owns Micro Investment, LLC. Mr. Emmitt may be deemed to be the beneficial owner of the 24,336,759 shares of the Company’s common stock owned by Micro Investment, LLC, although he disclaims beneficial ownership of those shares. All shares indicated as owned by Mr. Emmitt (except for 22,000 shares subject to options) are included because of his affiliation with VFI, VFII, The Vertical Group, L.P., ev3 LLC and Micro Investment, LLC. Mr. Emmitt disclaims beneficial ownership of all shares owned by VFI, VFII and The Vertical Group, L.P. Mr. Emmitt’s beneficial ownership includes 22,000 shares subject to options held by Mr. Emmitt exercisable within 60 days of June 30, 2004.

(13)	Includes 1,612,903 shares of common stock into which the $5 million aggregate principal amount of notes held by VFI and VFII are exchangeable but excludes shares of common stock into which interest on the notes is exchangeable.

(14)	Assumes the $5 million aggregate principal amount of notes held by VFI and VFII plus accrued interest thereon are exchanged for 1,641,082 shares of common stock on September 23, 2004.

(15)	Consists of 54,271 shares subject to options held by Mr. Fogarty exercisable within 60 days of June 30, 2004.

(16)	Includes 156,875 shares subject to options held by Mr. Hurwitz exercisable within 60 days of June 30, 2004.

(17)	Consists of 52,500 shares subject to options held by Mr. Randall exercisable within 60 days of June 30, 2004.

(18)	Includes 212,520 shares subject to options held by Mr. Slee exercisable within 60 days of June 30, 2004.

(19)	Consists of 22,000 shares subject to options held by Mr. Spencer exercisable within 60 days of June 30, 2004.

(20)	Includes 213,275 shares subject to options held by Mr. Wallace exercisable within 60 days of June 30, 2004.

(21)	Consists of 49,167 shares subject to options held by Ms. Walters exercisable within 60 days of June 30, 2004.

(22)	Represents shares that may be deemed to be beneficially owned by WPEP. Warburg Pincus & Co., a New York general partnership, is the sole general partner of WPEP. Warburg Pincus LLC, a Delaware limited liability company, manages WPEP. Ms. Weatherman is a general partner of Warburg Pincus & Co. and a managing director and member of Warburg Pincus LLC. All shares indicated as beneficially owned by Ms. Weatherman (except for 22,000 shares subject to options) are included because of her affiliation with WPEP, Warburg Pincus & Co. and Warburg Pincus LLC. Ms. Weatherman disclaims beneficial ownership of all shares beneficially owned by WPEP, Warburg Pincus & Co. and Warburg Pincus LLC. Ms. Weatherman’s beneficial ownership includes 22,000 shares subject to options held by Ms. Weatherman exercisable within 60 days of June 30, 2004.

(23)	Includes 144,166 shares subject to options held by Mr. Wilder exercisable within 60 days of June 30, 2004.

(24)	Includes directors’ and executive officers’ shares, including shares subject to options exercisable within 60 days of June 30, 2004. Does not include 24,336,759 shares which are beneficially owned by Mr. Emmitt as a result of his affiliation with Micro Investment and are otherwise included as beneficially owned by Ms. Weatherman.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at the Company’s 2005 annual meeting of stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 29, 2004, which is 120 calendar days prior to the anniversary of the mailing date of the proxy statement with respect to the 2004 annual meeting of stockholders in order to be considered for possible inclusion in the proxy statement for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

SEC rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2005 annual meeting of stockholders is March 14, 2005 (which is at least 45 calendar days prior to the anniversary of the mailing date of the proxy statement with respect to the 2004 annual meeting of stockholders). If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2005 annual meeting of stockholders.

The Company was not notified of any stockholder proposals to be addressed at the special meeting of stockholders. Because the Company was not provided notice of any stockholder proposal to be included in the proxy statement within a reasonable time before mailing, the Company will be allowed to use its voting authority if any stockholder proposals are raised at the meeting.

OTHER MATTERS

Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

July , 2004	Thomas C. Wilder, III Chief Executive Officer and President

ANNEX A

NOTE PURCHASE AGREEMENT

by and among

THE INVESTORS NAMED HEREIN

and

MICRO THERAPEUTICS, INC.

JUNE 25, 2004

TABLE OF CONTENTS

SECTION 1.	AUTHORIZATION OF SECURITIES	1

SECTION 2.	PURCHASE AND SALE OF SECURITIES	1
2.1.	Issuance and Sale of Exchangeable Notes	1
2.2.	Closings and Closing Dates	2

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	2
3.1.	Corporate Organization	2
3.2.	Subsidiaries	3
3.3.	Capitalization	3
3.4.	Corporate Proceedings, etc.	4
3.5.	Consents and Approvals	4
3.6.	Absence of Defaults, Conflicts, etc.	4
3.7.	Reports and Financial Statements	5
3.8.	Absence of Certain Developments	6
3.9.	Compliance with Law	6
3.10.	Litigation	7
3.11.	Absence of Undisclosed Liabilities	8
3.12.	Change in Ownership	8
3.13.	Employment Matters	8
3.14.	Tax Matters	9
3.15.	Intellectual Property	9
3.16.	Title to Tangible Assets	9
3.17.	Insurance	10
3.18.	Transactions with Related Parties	10
3.19.	Interest in Competitors	10
3.20.	Registration Rights	10
3.21.	Private Offering	10
3.22.	Brokerage	11
3.23.	Takeover Statute; Rights Plan	11
3.24.	Nasdaq Compliance	11
3.25.	Reporting Status	11
3.26.	No Manipulation of Stock	11
3.27.	Accountants	12
3.28.	Transfer Taxes	12
3.29.	Investment Company	12
3.30.	Listing	12
3.31.	Material Facts	12

SECTION 4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS	12

SECTION 5.	ADDITIONAL AGREEMENTS OF THE PARTIES	14
5.1.	Resale of Securities	14
5.2.	Covenants Pending Closing	14
5.3.	Further Assurance	14
5.4.	Indemnity	15
5.5.	Exchange of Exchangeable Notes for Common Stock	15
5.6.	Consents and Approvals; HSR Act; Proxy	17
5.7.	Use of Proceeds	18
5.8.	Takeover Statute	18
5.9.	Rights Agreement Inapplicable	18
5.10.	Registration Rights	18
5.11.	Registration and Listing	19
5.12.	Private Offering	19

SECTION 6.	INVESTORS’ CLOSING CONDITIONS	19
6.1.	Representations and Warranties	19
6.2.	Compliance with Agreement	20
6.3.	Injunction	20
6.4.	Counsel’s Opinion	20
6.5.	Adverse Development	20
6.6.	Stockholder Approval	20
6.7.	Listing of the Shares	20
6.8.	Nasdaq Trading	21
6.9.	Officers’ Certificate	21
6.10.	Secretary’s Certificate	21
6.11.	Approval of Proceedings	21
6.12.	Fairness Opinion	21
6.13.	Second Closing Date	22

SECTION 7.	COMPANY CLOSING CONDITIONS	22
7.1.	Representations and Warranties	22
7.2.	Compliance with Agreement	22
7.3.	Investors’ Certificates	22
7.4.	Injunction	22
7.5.	Stockholder Approval	22

SECTION 8.	INTERPRETATION OF THIS AGREEMENT	22
8.1.	Terms Defined	22
8.2.	Accounting Principles	26
8.3.	Directly or Indirectly	26
8.4.	Governing Law	26
8.5.	Paragraph and Section Headings	26

- ii -

SECTION 9.	MISCELLANEOUS	27
9.1.	Notices	27
9.2.	Expenses and Taxes	27
9.3.	Reproduction of Documents	27
9.4.	Termination and Survival	28
9.5.	Successors and Assigns	28
9.6.	Entire Agreement; Amendment and Waiver	28
9.7.	Severability	28
9.8.	Limitation on Enforcement of Remedies	29
9.9.	Counterparts	29

Exhibit A	Form of Exchangeable Promissory Note
Exhibit B	Certificate of Incorporation
Exhibit C	Bylaws
Exhibit D	Registration Rights Provisions
Exhibit E	Opinion of Stradling Yocca Carlson & Rauth (delivered at the First Closing)
Exhibit F	Opinion of Stradling Yocca Carlson & Rauth (delivered at the Second Closing)

- iii -

MICRO THERAPEUTICS, INC.

NOTE PURCHASE AGREEMENT

Dated as of June 25, 2004

TO THE INVESTORS WHOSE NAMES APPEAR

ON THE SIGNATURE PAGES HERETO

Ladies and Gentlemen:

Micro Therapeutics, Inc., a Delaware corporation (the “Company”), hereby agrees with the investors named on the signature pages hereto (each, an “Investor” and collectively, the “Investors”) as follows:

SECTION 1. AUTHORIZATION OF SECURITIES

The Company has duly authorized the issue and sale of (i) $21,007,500 aggregate principal amount of the Exchangeable Notes (as defined below), each such Exchangeable Note to be in the form attached hereto as Exhibit A and (ii) the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon exchange of the Exchangeable Notes in accordance with the terms of this Agreement. As used herein, the term “Exchangeable Notes” shall mean all exchangeable promissory notes originally delivered pursuant to this Agreement and all notes delivered in substitution or exchange for any such Exchangeable Note and, where applicable, shall include the singular number as well as the plural. References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Section 8.1 of this Agreement.

SECTION 2. PURCHASE AND SALE OF SECURITIES

2.1. Issuance and Sale of Exchangeable Notes. Subject to the terms and conditions set forth in this Agreement, and in reliance upon the Company’s and the Investors’ representations set forth below, on the First Closing Date (as defined below), the Company shall sell to each Investor, and each Investor shall purchase from the Company, the Exchangeable Notes in the aggregate principal amount set forth opposite such Investor’s name on Schedule 2.1. The sale and purchase of the Exchangeable Notes shall be effected on the First Closing Date by the Company executing and delivering to each Investor, duly registered in such Investor’s name or in the name of its nominee or other designee designated in writing to the Company at least one day prior to the First Closing Date, the Exchangeable Notes, against delivery by such Investor to the Company of the aggregate principal amount set forth opposite such Investor’s name on Schedule 2.1, by wire transfer of immediately available funds to such account as the Company shall designate in writing addressed to the Investors at least two Business Days prior to the First Closing (as defined below). The parties hereto acknowledge that the Company’s agreements with each of the Investors are separate agreements and the sale to each of the Investors are separate sales.

2.2. Closings and Closing Dates

(a) First Closing. The closing of the transactions contemplated by Section 2.1 (the “First Closing”) shall take place at 10:00 A.M., New York City time, on the second Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 6 and Section 7 hereof pertaining to the First Closing Date shall have been fulfilled or waived in accordance with this Agreement, or on such other date as may be mutually agreed by the Company and the Investors (the “First Closing Date”), at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, or such other location as the Investors and the Company shall mutually select.

(b) Second Closing. The closing of the transactions contemplated by Section 5.5 (the “Second Closing” and, together with the First Closing, the “Closings” and each, a “Closing”) shall take place at 10:00 A.M., New York City time, on the second Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 6 and Section 7 hereof pertaining to the Second Closing Date shall have been fulfilled or waived in accordance with this Agreement, or on such other date as may be mutually agreed by the Company and the Investors (the “Second Closing Date”), at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, or such other location as the Investors and the Company shall mutually select.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor that, except as set forth on the correspondingly numbered section of the Disclosure Schedule delivered to the Investors in connection herewith or as disclosed in the Company SEC Reports (as defined herein) filed prior to the date hereof:

3.1. Corporate Organization

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibit B and Exhibit C, respectively, are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof (collectively, the “Organizational Documents”).

(b) The Company has all requisite power and authority to own its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under, the laws of each jurisdiction in which the conduct of the Company’s business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, assets, liabilities, profits, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

3.2. Subsidiaries

Except as set forth in the Company SEC Reports, the Company has no Subsidiaries and no interests or investments in any partnership, trust or other entity or organization. Each Subsidiary has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization; all of the issued and outstanding capital stock or other interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity.

3.3. Capitalization

(a) On the date hereof, the authorized capital stock of the Company consists of 70,000,000 shares of its Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), consisting of 170,000 shares which have been designated as Series A Preferred Stock. The issued and outstanding shares of capital stock of the Company consists of 41,428,671 shares of Common Stock, and no shares of Preferred Stock.

(b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement (i) the Exchangeable Notes will be duly authorized and (ii) the Second Closing Shares (upon receipt of the Stockholder Approval (as defined herein)), will be duly authorized, validly issued, fully paid and non-assessable, and, with respect to both subsections (i) and (ii) above, free and clear of any and all security interests, pledges, liens, charges, claims, options, restrictions on transfer, preemptive or similar rights, proxies and voting or other agreements, or other encumbrances of any nature whatsoever, except for those provided for herein and other than restrictions on transfer imposed by federal or state securities laws.

(c) Except for the conversion rights which attach to the Exchangeable Notes and the warrants, options and convertible securities which are listed on Schedule 3.3, on the Closing Dates, there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion, exchange or exercise of any security of the Company or any Subsidiary nor will there be any rights, options, calls or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. Except as set forth on Schedule 3.3, (i) no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company, (ii) no stockholder of the Company has any rights, contractual or otherwise, to designate members of the Company’s Board of Directors (the “Board”), other than in accordance with the DGCL, and (iii) there are no stockholder, voting or other agreements relating to the rights and obligations of the Company’s stockholders.

3.4. Corporate Proceedings, etc.

The Company has the requisite authority to execute, deliver, and perform its obligations under this Agreement and to consummate each of the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the special independent committee of the Board consisting of Richard Randall and George Wallace (the “Special Committee”), under the authority vested in the Special Committee by the Board. No other corporate or stockholder action (other than the Stockholder Approval (as defined herein)) is necessary to authorize such execution, delivery and performance of this Agreement, and upon such execution and delivery this Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity. The Company has authorized the issuance and delivery of the Exchangeable Notes and the Second Closing Shares in accordance with this Agreement and, except for receipt of the Stockholder Approval, no further corporate or stockholder action is required in connection with such issuance and delivery. Upon execution and delivery of the Exchangeable Notes, the Exchangeable Notes shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity.

3.5. Consents and Approvals

The execution and delivery by the Company of this Agreement, the issuance of any of the Exchangeable Notes and Second Closing Shares, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not require the Company or any of its Subsidiaries to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Person or judicial authority, except for the confirmation or approval referred to in Sections 5.5 and 5.6 hereof, which such confirmation or approval the Company shall use its best efforts to obtain within the periods described in Sections 5.5 and 5.6 herein, and except for certain consents and waivers to be obtained from Micro Investment, LLC, a Delaware limited liability company (“Micro Investment”), with respect to the subscription right of Micro Investment to purchase its pro rata portion of securities issued by the Company.

3.6. Absence of Defaults, Conflicts, etc.

(a) The execution and delivery of this Agreement by the Company does not, and the fulfillment of the terms hereof by the Company, and the issuance, sale and delivery of the Exchangeable Notes and the Second Closing Shares will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the modification of, or permit the acceleration of rights under or termination of, any material Contract of the Company or any of its Subsidiaries (collectively the “Key Agreements and Instruments”), or the

Organizational Documents, or (subject to receipt of the Stockholder Approval) any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or any of its Subsidiaries or over their respective properties or businesses.

(b) Neither the Company nor any of its Subsidiaries is in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) the Organizational Documents, (ii) any Key Agreement and Instrument, (iii) any license, permit or authorization to which the Company or any Subsidiary is a party or by which any of them may be bound or (iv) any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality except, in the case of clause (ii), for defaults or violations which would not have a Material Adverse Effect.

3.7. Reports and Financial Statements

(a) The Company has furnished the Investors with true and complete copies of the Company’s (i) Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2001, as amended, December 31, 2002, as amended, and December 31, 2003, as filed with the SEC, (ii) Quarterly Reports on Form 10-QSB for the quarter ended April 4, 2004, as filed with the SEC, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 2002, and (iv) all other reports filed with or registration statements declared effective by the SEC since January 1, 2002, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the SEC since that date (clauses (i) through (iv) being referred to herein collectively as the “Company SEC Reports”). The Company has timely made all filings required under the Exchange Act during the 12 months preceding the date of this Agreement. As of their respective dates, the Company SEC Reports were duly filed and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, including, but not limited to, the Sarbanes-Oxley Act. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (i) complied as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis (except (A) as may be indicated therein or in the notes thereto, or (B) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements), (iii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iv) are in all material respects in accordance with the books of account and records of the Company except as indicated therein.

3.8. Absence of Certain Developments

Since December 31, 2003, there has been no (i) change or event which could reasonably be expected to have a Material Adverse Effect, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock (other than the rights granted to the Investors hereunder or options or common stock granted or issued pursuant to the Company’s 1996 Stock Incentive Plan or Employee Stock Purchase Plan), (iv) material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment, (vii) waiver of any valuable right in favor of the Company or any Subsidiary, (viii) loan or extension of credit to any officer or employee of the Company or any Subsidiary or (ix) acquisition or disposition of any material assets (or any Contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business.

3.9. Compliance with Law

(a) Neither the Company nor any of its Subsidiaries is in material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including, without limitation, laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations.

(b) The Company and its Subsidiaries have all licenses, permits, franchises or other governmental authorizations necessary for the ownership of their property or for the conduct of their respective businesses, which if violated or not obtained might have a Material Adverse Effect. Neither the Company nor any Subsidiary has finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

(c) The Company and its Subsidiaries manufacture and distribute, and for the past three years have manufactured and have distributed, their products in all material respects in accordance with all applicable rules and regulations of the United States Food and Drug Administration (“FDA”) (including the “Good Manufacturing Practices” and the “Medical Device Reporting” regulations) and the Company’s quality control procedures in effect at the time of manufacture. All of the products currently sold by the Company and its Subsidiaries in the United States (i) are under FDA-approved investigational studies, or (ii) have been approved or cleared for sale by the FDA and all other applicable federal and state regulatory agencies. All of the products currently sold by the Company and its Subsidiaries outside the United States have, to the best knowledge of the Company, been approved or cleared for sale by the appropriate foreign regulatory agencies. Neither the Company nor any Subsidiary has received any notice from the FDA or any other federal, state or foreign regulatory agency questioning its manufacturing practices or threatening to revoke or curtail any product clearance or approval, and the Company is not aware of any intent to deliver any such notice. All United States and international regulatory approvals or premarket notifications for the products currently sold by the Company and its Subsidiaries are owned by and registered in the name of the Company or one of its Subsidiaries and are in full force and effect and, except as set forth on Schedule 3.9, none of the products manufactured or marketed by the Company or its Subsidiaries have been the subject of any voluntary or involuntary recall or any governmental investigation other than routine inspections of the Company’s facilities.

(d) The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Except as permitted by the Exchange Act, including, without limitation, Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of the Company.

(e) The management of the Company has (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Board (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.10. Litigation

Except as set forth on Schedule 3.10 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any Subsidiary or any of their respective properties, assets or businesses. After reasonable inquiry of its officers and employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Except as set forth on Schedule 3.10, neither the Company nor any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

3.11. Absence of Undisclosed Liabilities

Neither the Company nor any of its Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to either Closing, or any act or omission at or prior to either Closing, or any state of facts existing at or prior to either Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to either Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except for liabilities disclosed in the financial statements included in the Company’s SEC Reports and liabilities incurred in the usual and ordinary course of business subsequent to April 4, 2004 and liabilities of the type not required under GAAP to be reflected in such financial statements, none of which liabilities incurred subsequent to April 4, 2004 (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

3.12. Change in Ownership

Neither (a) the purchase of the Exchangeable Notes by the Investors, (b) the issuance of the Second Closing Shares to the Investors nor (c) the consummation of the transactions contemplated by this Agreement will result in (i) any material adverse change in the business operations of the Company or any of its Subsidiaries, (ii) the acceleration of the vesting of any outstanding option, warrant, call, commitment, agreement, conversion right, preemptive right or other right to subscribe for, purchase or otherwise acquire any of the shares of the capital stock of the Company or any of the stock of the Company or any of its Subsidiaries, or debt securities of the Company or any of its Subsidiaries (collectively “Commitments”, and each individually a “Commitment”), (iii) any obligation of the Company to grant, extend or enter into any Commitment, or (iv) any right in favor of any Person to terminate or cancel any Key Agreement or Instrument.

3.13. Employment Matters

(a) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, as applicable, except where failure to be in compliance would not have a Material Adverse Effect. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a Material Adverse Effect nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of officers or key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

(b) The Company and its Subsidiaries have no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former or current employees of the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any obligation or liability other than withholding obligations.

(c) The transactions contemplated by this Agreement will not cause the acceleration of the vesting of any options or other rights issued under the Company’s 1993 Incentive Stock Option, Non Qualified Stock Option and Restricted Stock Purchase Plan, 1996 Stock Incentive Plan, Employee Stock Purchase Plan or any other similar plan, arrangement, agreement or understanding.

3.14. Tax Matters

There are no federal, state, county or local taxes due and payable by the Company or any of its Subsidiaries which have not been paid. The provisions for taxes on the audited and unaudited balance sheets described in Section 3.7 are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company whether or not assessed or disputed as of the respective dates of such balance sheets. The Company and its Subsidiaries have duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. Neither the Company nor any of its Subsidiaries is currently subject to a federal or state tax audit of any kind.

3.15. Intellectual Property

The Company owns or possesses the licenses or rights to use all Intellectual Property necessary to enable it to conduct its business as now operated or as currently proposed to be operated. There are no material outstanding options, licenses or agreements relating to the Intellectual Property of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is bound by or a party to any material options, licenses or agreements relating to the Intellectual Property of any other person or entity. There is no claim or action or proceeding pending or, to the Company’s knowledge, threatened that (a) challenges the rights of the Company or its Subsidiaries with respect to any Intellectual Property owned by the Company or its Subsidiaries, or (b) arises out of or related to the Company’s or any Subsidiary’s alleged infringement or alleged misappropriation of any third party’s Intellectual Property.

3.16. Title to Tangible Assets

The Company and its Subsidiaries have good title to their properties and assets and good title to all their leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiaries and which have not arisen otherwise than in the ordinary course of business.

3.17. Insurance

The Company and its Subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its Subsidiaries. No notice of any termination or threatened termination of any of such policies has been received and such policies are in full force and effect.

3.18. Transactions with Related Parties

Neither the Company nor any Subsidiary is a party to any agreement with any of the Company’s directors, officers or stockholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person); (ii) licenses technology (either to or from such Person); (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person; (iv) purchases products or services from such Person; or (v) has borrowed money from or lent money to such Person. Neither the Company nor any Subsidiary employs as an employee or engages as a consultant any family member of any of the Company’s directors, officers or stockholders. To the best knowledge of the Company, there exist no agreements among stockholders of the Company to act in concert with respect to their voting or holding of Company securities.

3.19. Interest in Competitors

Except for any interest held directly or indirectly by those officers and directors set forth in the Company SEC Reports or interests held by Affiliates of Micro Investment, neither the Company nor any of its officers or, to the best of its knowledge, directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its Subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or its Subsidiaries.

3.20. Registration Rights

Except as provided pursuant to Section 5.10 or as set forth on Schedule 3.20, the Company will not, as of the First Closing Date or the Second Closing Date, be under any obligation to register any of its securities under the Securities Act.

3.21. Private Offering

Neither the Company nor anyone acting on its behalf has sold or has offered any of the Exchangeable Notes or Second Closing Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Investors. Based upon the representations of the Investors set forth in Section 4 of this Agreement, the offer, issuance and sale of the Exchangeable Notes and the Second Closing

Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.22. Brokerage

There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company, and the Company agrees to indemnify and hold the Investors harmless against any costs or damages incurred as a result of any such claim.

3.23. Takeover Statute; Rights Plan

The Company has taken all necessary actions such that the provisions of Section 203 of the DGCL do not and will not apply to this Agreement or to any of the transactions contemplated hereby. No other Takeover Statute is applicable to the transactions contemplated hereby. The Board has approved this Agreement and the transactions contemplated hereby as contemplated by Section 1(a)(iii) of the Rights Agreement. As a result, as a consequence of this Agreement and the transactions contemplated hereby, (i) the Investors shall not be an “Acquiring Person” within the meaning of the Rights Agreement, (ii) a “Triggering Event” (as defined in the Rights Agreement) shall not have occurred and (iii) the Rights (as defined in the Rights Agreement) shall not separate from the Common Stock as a result of any of the transactions contemplated hereby.

3.24. Nasdaq Compliance

The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on The Nasdaq National Market (the “Nasdaq Stock Market”), and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market.

3.25. Reporting Status

The Company is currently eligible to register the resale of Common Stock in a secondary offering on a registration statement on Form S-3 under the Securities Act.

3.26. No Manipulation of Stock

The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Second Closing Shares.

3.27. Accountants

PricewaterhouseCoopers LLP have advised the Company that they are, and to the best knowledge of the Company they are, an independent accountant as required by the Sarbanes-Oxley Act and the Securities Act.

3.28. Transfer Taxes

On the Closing Dates, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Second Closing Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

3.29. Investment Company

The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

3.30. Listing

The Company complies with all requirements of the NASD with respect to the issuance of the Second Closing Shares and the listing thereof on the Nasdaq Stock Market.

3.31. Material Facts

This Agreement, the schedules furnished contemporaneously herewith, and the other agreements, documents, certificates or written statements furnished or to be furnished to the Investors through the Closing Dates by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, the projections and business plans furnished to the Investor by the Company have been prepared in good faith on the basis of reasonable assumptions consistent with earlier assumptions and represent the Company’s best estimate on the date hereof of its future performance.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor represents and warrants to the Company severally and solely with respect to itself and its purchase hereunder and not with respect to any other Investor as follows:

(a) It is acquiring the Exchangeable Notes and, will be acquiring the Second Closing Shares, for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Exchangeable Note or the Second Closing Shares, but subject, nevertheless, to any requirement of law that the disposition of the Investor’s property shall at all times be within the Investor’s control, and without prejudice to the Investor’s right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

(b) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

(c) It is a resident of the jurisdiction set forth immediately below such Investor’s name on the signature pages hereto.

(d) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity.

(e) There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investor and the Investor agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

(f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares contemplated hereby. It is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

(g) It hereby acknowledges that no action has been taken by the Company, and the Company does not intend to take any action, in any jurisdiction outside of the United States that would permit an offering of the Exchangeable Notes or the Second Closing Shares, or possession or distribution of offering materials in connection with the issuance of the Exchangeable Notes or Second Closing Shares, in any jurisdiction outside of the United States.

(h) It understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchangeable Notes or the Second Closing Shares or an investment therein.

SECTION 5. ADDITIONAL AGREEMENTS OF THE PARTIES

5.1. Resale of Securities

(a) Each Investor covenants that it will not sell or otherwise transfer the Exchangeable Notes or the Second Closing Shares except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder; provided, however, without any obligation to deliver an opinion of counsel, each Investor shall be able to transfer the Exchangeable Notes or the Second Closing Shares to Affiliates and to ev3 LLC, a Delaware limited liability company, and its Affiliates.

(b) Until the Second Closing Shares are registered pursuant to Section 5.10 hereof, the certificates evidencing the Second Closing Shares will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

“The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder.”

5.2. Covenants Pending Closing

Pending the Closings, the Company will conduct and will cause its Subsidiaries to conduct their respective businesses in the ordinary course, and will not, and will not permit any of its Subsidiaries to, without the Investors’ prior written consent, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise the Investors of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

5.3. Further Assurance

Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to either Closing as promptly as practicable.

5.4. Indemnity

(a) The Company agrees to indemnify and hold each Investor, its members and its Affiliates and each of their respective officers, directors, partners, members, employees and agents, and each person who controls the Investor or any of its members (within the meaning of the Exchange Act) (the “Indemnified Parties”) harmless against any and all losses, liabilities, damages, expenses and other costs (“Losses”) arising from any actual or threatened claims brought against the Company or such Indemnified Parties in connection with or arising out of entering into this Agreement and the transactions contemplated hereby or any other legal, administrative or other proceeding arising out of the transactions contemplated hereby, other than such Losses which are judicially determined to have resulted from (i) the gross negligence or willful misconduct of the Investor or such other Indemnified Party or (ii) the breach by the Investor of any of the terms of this Agreement.

(b) Each Indemnified Party under this Section 5.4 will, promptly after the receipt of notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 5.4, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party other than pursuant to this Section 5.4 or, unless the Company shall have been prejudiced by the omission of such Indemnified Party so to notify the Company, pursuant to this Section 5.4. In case any such action shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to such Indemnified Party under this Section 5.4 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that (1) if the Company shall elect not to assume the defense of such claim or action or (2) if the Indemnified Party reasonably determines (A) that there may be a conflict between the positions of the Company and of the Indemnified Party in defending such claim or action or (B) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the Company, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of (1) and (2)(A), or such different defenses, in the case of (2)(B), and the Company shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

5.5. Exchange of Exchangeable Notes for Common Stock

(a) Upon the receipt of the Stockholder Approval and the satisfaction of the other conditions to the Second Closing, all of the outstanding principal and accrued but unpaid interest on the Investors’ Exchangeable Notes shall be exchanged for such number of shares of Common Stock as shall be equal to the quotient obtained by dividing (i) the aggregate outstanding principal balance plus any accrued but unpaid interest then outstanding on such Investor’s Exchangeable Notes by (ii) $3.10 (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate actions having the similar effect with respect to the Common Stock, the “Exchange Price”); provided, however, the Investors shall have no obligation to exchange the Exchangeable Notes for Common Stock if the conditions precedent to the Second Closing set forth in Section 6 have not been satisfied on or prior to the date that is ninety (90) days following the date of the First Closing Date (the “Exchange Termination Date”), including, without limitation, if on or before the Exchange Termination Date, there shall have occurred any developments in the business of the Company or any of its Subsidiaries which, individually or in the aggregate, have had, or would be reasonably likely to have, a Material Adverse Effect (but excluding any Material Adverse Effect resulting from the actions of any Investor or their Affiliates). If Stockholder Approval at the Special Meeting (as defined herein) is not obtained, then the Investors shall not have the option to, and the Company shall not be required to, exchange all or any portion of the outstanding principal and accrued but unpaid interest then outstanding on the Exchangeable Notes for shares of Common Stock and such Exchangeable Notes shall remain outstanding pursuant to their terms.

(b) If the Second Closing has not occurred by the Exchange Termination Date, each Investor shall have the right, but not the obligation, at anytime following such date and from time to time, upon receipt of the Stockholder Approval, to exchange all or any portion of the outstanding principal and accrued but unpaid interest on such Investor’s Exchangeable Notes for such number of shares of Common Stock as shall be equal to the quotient obtained by dividing (i) the aggregate outstanding principal balance plus any accrued but unpaid interest then outstanding on such Investor’s Exchangeable Notes by (ii) the Exchange Price. If an Investor elects to exchange all or any portion of the outstanding principal balance and accrued but unpaid interest on such Investor’s Exchangeable Note, the Investor shall give notice to the Company of the principal amount of the Exchangeable Note and/or accrued but unpaid interest thereon to be exchanged and the name(s) in which the certificate(s) for the shares of Common Stock are to be issued. If at the time of exchange of the Exchangeable Notes for shares of Common Stock there are insufficient authorized shares of Common Stock to permit exchange in full of the Exchangeable Notes proposed to be so exchanged, then the Company shall take all corporate action necessary to authorize a sufficient number of shares of Common Stock to permit such exchange in full. Upon any partial exchange by an Investor pursuant to which only a portion of the outstanding principal balance and unpaid accrued interest of an Exchangeable Note (a “Partial Exchange”), the Company shall issue to such Investor a new Exchangeable Note (dated as of the date of the Exchangeable Note that was exchanged) representing the aggregate amount of the outstanding principal balance and unpaid accrued interest of the Exchangeable Note that was not exchanged in connection with the Partial Exchange, which note shall be in the same form and containing the same terms as the Exchangeable Note that was exchanged in the Partial Exchange.

(c) No fractional shares of the Common Stock will be issued upon exchange of the Exchangeable Notes for shares of Common Stock. In lieu of any fractional share to which the Investor would otherwise be entitled, the Company will pay to the Investors in cash the amount of the unexchanged principal balance plus accrued but unpaid interest then outstanding on the Exchangeable Notes that would otherwise be exchanged for such fractional share. Upon exchange of the Exchangeable Notes, the Investors shall surrender the Exchangeable Notes, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Investors, at such principal office, a certificate or certificates for the number of shares to which each such Investor is entitled upon such exchange, including a check payable to such Investor for any cash amounts payable as described herein. Upon exchange of the Exchangeable Notes and payment for fractional shares as provided above, the Company will be forever released from all of its payment obligations and liabilities under the Exchangeable Notes with regard to that portion of the principal and accrued but unpaid interest being exchanged.

5.6. Consents and Approvals; HSR Act; Proxy

(a) From and after the date hereof, the Company shall use its best efforts to obtain as promptly as practicable any consent or approval of any Person, including any regulatory authority, required in connection with the transactions contemplated hereby, including without limitation, the approval by the required vote of the Company’s stockholders to (i) the issuance of the Second Closing Shares upon exchange of the Exchangeable Notes and (ii) such other matters as may be necessary or advisable to consummate the transactions contemplated by this Agreement (such approval by the Company’s stockholders of the matters referred to in (i), (ii) and (iii) is referred to herein as the “Stockholder Approval”).

(b) To the extent required, the Company and the Investors agree to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

(c) In furtherance of the above, as promptly as practicable after the First Closing Date, but in no event later than ten Business Days following the First Closing Date, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, a preliminary proxy statement, and as soon as practicable thereafter (subject to applicable waiting periods under the Exchange Act and review by the SEC) file with the SEC and promptly thereafter mail a definitive proxy statement to the Company’s stockholders (the “Proxy Statement”). Any Proxy Statement filed under this Section 5.6(c) shall, to the extent required, contain the recommendation of the Board that the Company’s stockholders approve the transactions contemplated by this Agreement. Each Investor will be given a reasonable opportunity to review and comment on drafts of the Proxy Statement and the Company will use its reasonable best efforts to accept comments thereto given by each Investor and its representatives. The Company shall promptly take all action necessary in accordance with applicable law and its Organizational Documents to convene a special meeting of the Company’s stockholders (the “Special Meeting”) no later than the date that is sixty (60) days following the First Closing Date or, if such date is impracticable due to review by the SEC, as soon as practicable thereafter. The Company shall use its best efforts to solicit from the Company’s stockholders proxies in favor of the transactions contemplated by this Agreement and shall take all other action necessary or, in the reasonable opinion of the Investors, advisable to secure any vote of stockholders necessary for approval of the transactions contemplated by this Agreement.

5.7. Use of Proceeds

The proceeds received by the Company from the issuance and sale of the Exchangeable Notes shall be used by the Company for general corporate purposes.

5.8. Takeover Statute

If any Takeover Statute shall become applicable to the transactions contemplated hereby, including, without limitation, any takeover provision under the laws of the State of Delaware, the Company and the members of the Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statue or regulation on the transactions contemplated hereby.

5.9. Rights Agreement Inapplicable

If the transactions contemplated hereby or the conversion or exchange or exercise of any of the Exchangeable Notes for Second Closing Shares upon its terms would (a) result in the occurrence of a “Triggering Event” under the Rights Agreement, (b) cause any Investor to become an “Acquiring Person” as defined in the Rights Agreement or (c) otherwise cause the exercise of any “Right” issued pursuant to the Rights Agreement or the issuance or exercise of any “Rights Certificate” under the Rights Agreement, the Company will promptly cause the Rights Agreement to be duly amended to prevent any such characterization.

5.10. Registration Rights

The Company shall file a registration statement (the “Registration Statement”) covering the Second Closing Shares on behalf of the Investors and their respective Affiliates and any subsequent transferee with the SEC. Such Registration Statement will be filed as soon as practicable after the Second Closing Date and in no event later than five (5) Business Days following the Second Closing Date or, if the Second Closing Date shall not occur, as soon as practicable after the first date on which an Investor exchanges all or any portion of such Investor’s Exchangeable Note pursuant to Section 5.5(b) and in no event later than five (5) Business Days following such date. The Company will use its reasonable best efforts to cause the Registration Statement to become effective within sixty (60) days of filing. The expenses of the preparation and filing of the Registration Statement shall be borne by the Company. Upon filing the Registration Statement, the Company will use its reasonable best efforts to keep the Registration Statement effective with the SEC at all times until the Investors or any transferee who would require such registration to effect a sale of the Second Closing Shares no longer holds the Second Closing Shares or can effect a sale of the Second Closing Shares pursuant to Rule 144(k) under the Securities Act, whichever is sooner. Provisions relating to the registration rights discussed in this Section 5.10 are set forth in Exhibit D hereto. The registration rights shall be assignable by each Investor to any purchaser who acquires from the Investor (i) 5% or more of the aggregate principal amount of the Exchangeable Notes held by such Investor as of the First Closing Date if the Second Closing does not occur or (ii) 5% or more of the Second Closing Shares held by such Investor after the exchange of the Exchangeable Notes for Second Closing Shares on the Second Closing Date.

5.11. Registration and Listing

(a) So long as any Investor Owns any Second Closing Shares, the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations.

(b) So long as any Investor Owns any Second Closing Shares, the Company shall continue the listing or trading of the Common Stock on the Nasdaq Stock Market or one of the other Approved Markets and comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed.

(c) So long as any Investor Owns any Second Closing Shares, the Company shall use its best efforts to comply with all requirements of the NASD with respect to the issuance of the Second Closing Shares and listing thereof on the Nasdaq Stock Market.

5.12. Private Offering

Neither the Company nor anyone acting on its behalf shall offer the Exchangeable Notes or the Second Closing Shares for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Exchangeable Notes or Second Closing Shares within the provisions of Section 5 of the Securities Act.

SECTION 6. INVESTORS’ CLOSING CONDITIONS

The obligation of each Investor to purchase and pay for the Exchangeable Notes on the First Closing Date and exchange the Exchangeable Notes for Second Closing Shares on the Second Closing Date shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

6.1. Representations and Warranties

The representations and warranties of the Company contained in this Agreement shall be true in all material respects (except for such representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true in all respects) on and as of the First Closing Date.

6.2. Compliance with Agreement

The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the First Closing Date.

6.3. Injunction

There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

6.4. Counsel’s Opinion

(a) At the First Closing, the Investors shall have received an opinion from the Company’s counsel, Stradling Yocca Carlson & Rauth, dated the First Closing Date, and substantially in the form of Exhibit E hereto.

(b) At the Second Closing, the Investors shall have received an opinion from the Company’s counsel, Stradling Yocca Carlson & Rauth, dated the Second Closing Date, and substantially in the form of Exhibit F hereto.

6.5. Adverse Development

From the date of this Agreement, there shall have been no developments in the business of the Company or any of its Subsidiaries which, individually or in the aggregate, have had, or would be reasonably expected to have, a Material Adverse Effect.

6.6. Stockholder Approval

On or prior to the Second Closing Date, the Company shall have received the Stockholder Approval.

6.7. Listing of the Shares

At least 15 calendar days prior to the Second Closing Date, the Company shall have delivered to the Nasdaq Stock Market the notice of issuance of the Second Closing Shares in accordance with Nasdaq Marketplace Rule 4310(c)(17) and the Company shall have delivered to each of the Investors satisfactory evidence of the delivery of such notice. The Company shall not have received any communication (whether written or oral) from the Nasdaq Stock Market requesting additional information regarding the transactions contemplated by this Agreement, including, without limitation, the issuance of the Second Closing Shares, or indicating that the Nasdaq Stock Market has any objections to the transactions contemplated by this Agreement, including, without limitation, the issuance of the Second Closing Shares.

6.8. Nasdaq Trading

From the date hereof to the Second Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Nasdaq Stock Market, and trading in securities generally as reported by the Nasdaq Stock Market shall not have been suspended or limited, and the Common Stock shall not have been delisted on the Nasdaq Stock Market.

6.9. Officers’ Certificate

The Investors shall have received a certificate, dated the First Closing Date or the Second Closing Date, as the case may be, signed by each of the President and the Chief Financial Officer of the Company, certifying that the pertinent conditions specified in the foregoing Sections have been fulfilled.

6.10. Secretary’s Certificate

The Investors shall have received a certificate, dated the First Closing Date of the Secretary of the Company attaching (i) a true and complete copy of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, with all amendments thereto, (ii) true and complete copies of the Company’s Bylaws in effect as of such date, (iii) certificates of good standing of the appropriate officials of the jurisdictions of incorporation of the Company and of each state in which the Company is qualified to do business as a foreign corporation and (iv) resolutions of the Special Committee authorizing the execution and delivery of this Agreement and the transactions contemplated hereby, including (a) the issuance of the Second Closing Shares upon exchange of the Exchangeable Notes and (b) the approvals required by Section 3.23 of the Agreement.

6.11. Approval of Proceedings

All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Investors and to Willkie Farr & Gallagher LLP, counsel to certain of the Investors; and the Investors shall have received copies of all documents or other evidence which they and Willkie Farr & Gallagher LLP may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Investors and Willkie Farr & Gallagher LLP.

6.12. Fairness Opinion

On or prior to the First Closing Date, the Special Committee shall have received a fairness opinion relating to the transactions contemplated by this Agreement from an investment banking firm chosen by the Special Committee and approved the transactions contemplated by this Agreement and the Investors shall have received a copy of such fairness opinion.

6.13. Second Closing Date

With respect to the Second Closing, the conditions set forth in Sections 6.3, 6.4(b), 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11 and 6.12 shall have been satisfied by the Exchange Termination Date.

SECTION 7. COMPANY CLOSING CONDITIONS

The obligation of the Company to deliver the Exchangeable Notes on the First Closing Date and exchange the Exchangeable Notes for Second Closing Shares on the Second Closing Date shall be subject to the performance by each Investor of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

7.1. Representations and Warranties

The representations and warranties of each Investor contained in this Agreement shall be true on and as of the First Closing Date.

7.2. Compliance with Agreement

Each Investor shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the First Closing Date.

7.3. Investors’ Certificates

The Company shall have received a certificate from each Investor, dated the First Closing Date, signed by a duly authorized representative of such Investor, certifying that the conditions specified in the foregoing Sections 7.1 and 7.2 have been fulfilled.

7.4. Injunction

There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

7.5. Stockholder Approval

On or prior to the Second Closing Date, the Company shall have received the Stockholder Approval.

SECTION 8. INTERPRETATION OF THIS AGREEMENT

8.1. Terms Defined

As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

Affiliate: shall mean any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

Agreement: shall mean this Note Purchase Agreement, dated as of June [            ], 2004, among the Company and the Investors, as the same may be amended from time to time.

Approved Markets: shall mean the Nasdaq Stock Market (including the Nasdaq National Market and Nasdaq SmallCap Market), the New York Stock Exchange or the American Stock Exchange.

Board: shall have the meaning set forth in Section 3.3(c).

Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

Closing: shall have the meaning set forth in Section 2.2(b).

Code: shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

Commitments: shall have the meaning set forth in Section 3.12.

Common Stock: shall have the meaning set forth in Section 1.

Company: shall have the meaning set forth in the preamble.

Company SEC Reports: shall have the meaning set forth in Section 3.7(a).

Contract: shall mean any agreement, contract, commitment, understanding, arrangement, restriction or other instrument to which the Company or any of its Subsidiaries is a party, which includes any rights or obligations thereof, or which otherwise relates to or affects any of their respective assets, including, without limitation, any indenture, lease, mortgage, deed of trust, loan, credit or security agreement, note or other evidence of indebtedness, guaranty, stockholders agreement, license, joint venture agreement, distribution agreement, or employment, severance or consulting agreement.

DGCL: shall mean the Delaware General Corporation Law.

Exchange Act: shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Price: shall have the meaning set forth in Section 5.5(a).

Exchange Termination Date: shall have the meaning set forth in Section 5.5(a).

Exchangeable Notes: shall have the meaning set forth in Section 1.

FDA: shall have the meaning set forth in Section 3.9(c).

First Closing: shall have the meaning set forth in Section 2.2(a).

First Closing Date: shall have the meaning set forth in Section 2.2(a).

GAAP: shall have the meaning set forth in Section 3.7(b).

HSR Act: shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

Indemnified Parties: shall have the meaning set forth in Section 5.4(a).

Intellectual Property: shall mean all of the following, owned by the Company or any Subsidiary, or owned by a third party and used in the current or contemplated business of the Company or any Subsidiary: (i) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; (vi) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company’s Web sites; (vii) rights under all agreements relating to the foregoing; and (viii) books and records pertaining to the foregoing.

Investor: shall have the meaning set forth in the preamble.

Investors: shall have the meaning set forth in the preamble.

Key Agreements and Instruments: shall have the meaning set forth in Section 3.6(a).

Losses: shall have the meaning set forth in Section 5.4(a).

Material Adverse Effect: shall have the meaning set forth in Section 3.1(c).

Micro Investment: shall have the meaning set forth in Section 3.5.

NASD: shall mean the NASD Inc.

Nasdaq Stock Market: shall have the meaning set forth in Section 3.24.

Organizational Documents: shall have the meaning set forth in Section 3.1(a).

Owns, Own, Owned: shall mean the aggregate beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of the Investor and any of its Affiliates, its current or former members and Affiliates thereof.

Partial Exchange: shall have the meaning set forth in Section 5.5(b).

Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

Preferred Stock: shall have the meaning set forth in Section 3.3(a).

Proxy Statement: shall have the meaning set forth in Section 5.6(c).

Registration Statement: shall have the meaning set forth in Section 5.10.

Rights Agreement: shall mean the Rights Agreement, dated as of June 3, 1999, between the Company and U.S. Stock Transfer Corporation, as Rights Agent, as amended.

Sarbanes-Oxley Act: shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

SEC: shall mean the Securities and Exchange Commission.

Second Closing: shall have the meaning set forth in Section 2.2(b).

Second Closing Date: shall have the meaning set forth in Section 2.2(b).

Second Closing Shares: shall mean the Common Stock issuable upon exchange of the Exchangeable Notes pursuant to the terms of this Agreement and the terms of the Exchangeable Notes.

Securities Act: shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Special Committee: shall have the meaning set forth in Section 3.4.

Special Meeting: shall have the meaning set forth in Section 5.6(c).

Special Situations: shall mean Special Situations Fund III, L.P., a Delaware limited partnership and Special Situations Cayman Fund, L.P., a Delaware limited partnership.

Stockholder Approval: shall have the meaning set forth in Section 5.6(a).

Subsidiary: shall mean a partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization of which a Person owns, directly or indirectly, more than 50% of the stock or other interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such entity.

Takeover Statute: shall mean any corporate takeover provision under laws of the State of Delaware or any other state or federal “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation.

Vertical: shall mean Vertical Fund I, L.P., a Delaware limited partnership, and Vertical Fund II, L.P., a Delaware limited partnership.

Warburg Pincus: shall mean Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership, and Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership.

8.2. Accounting Principles

Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

8.3. Directly or Indirectly

Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

8.4. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any contrary result otherwise required by conflict or choice of law rules.

8.5. Paragraph and Section Headings

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

SECTION 9. MISCELLANEOUS

9.1. Notices

(a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

(1) if to an Investor, at the address or facsimile number set forth next to such Investor’s name on Schedule 2.1, or at such other address or facsimile number as such Investor may have furnished the Company in writing, and if the communication is to (i) Warburg Pincus or Vertical, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-8111), Attention: Steven J. Gartner, Esq., and (ii) Special Situations, with a copy to Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 (facsimile: (973) 597-2383), Attention: John D. Hogoboom, Esq.; and

(2) if to the Company, at: 2 Goodyear, Irvine, CA 92618 (facsimile: (949) 465-1743), Attention: Thomas C. Wilder, III, or at such other address or facsimile number as it may have furnished the Investors in writing, with a copy to Stradling Yocca Carlson & Rauth, 600 Newport Center Drive, Suite 1600, Newport Beach, CA 92660 (facsimile: (949) 725-4100), Attention: Bruce Feuchter, Esq.

(b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

9.2. Expenses and Taxes

(a) The Company agrees to pay the Investors’ out-of-pocket expenses, including the fees and disbursements of Willkie Farr & Gallagher LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other instruments and agreements entered into pursuant to this Agreement or such other agreements, and any amendments to the same.

(b) The Company will pay, and save and hold each Investor harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of either the Exchangeable Notes or Second Closing Shares.

9.3. Reproduction of Documents

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Investors on the Closing Dates (except for documents evidencing the Exchangeable Notes and certificates evidencing Second Closing Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Investors, may be reproduced by the Investors by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

9.4. Termination and Survival

Notwithstanding any termination of the parties’ obligation to consummate the Closings, all other terms of this Agreement shall remain in full force and effect. All warranties, representations, and covenants made by the Investors and the Company herein or in any certificate or other instrument delivered by the Investors or the Company under this Agreement shall be considered to have been relied upon by the Company or the Investors, as the case may be, and shall survive all deliveries to the Investors of the Exchangeable Notes and Second Closing Shares, or payment to the Company for such Exchangeable Notes and Second Closing Shares, regardless of any investigation made by the Company or the Investors, as the case may be, or on the Company’s or the Investors’ behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

9.5. Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The Company may not assign its rights or obligations hereunder without the prior written consent of the Investors. Each Investor may assign its rights and obligations hereunder to any of its members or Affiliates or to any Affiliates of its members.

9.6. Entire Agreement; Amendment and Waiver

This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investors holding a majority of the Exchangeable Notes or Second Closing Shares, as applicable; provided, however, if the Second Closing has not occurred on or prior to the Exchange Termination Date, then following such date this Agreement may be amended and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investors holding a majority of (i) the Exchangeable Notes or (ii), if a majority of the Exchangeable Notes (determined by reference to the aggregate principal amount of Exchangeable Notes issued on the date hereof) have been exchanged pursuant to Section 5.5(b), the Second Closing Shares.

9.7. Severability

In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

9.8. Limitation on Enforcement of Remedies

The Company hereby agrees that it will not assert against the limited partners of any members of any Investor any claim it may have under this Agreement by reason of any failure or alleged failure by the Investor to meet its obligations hereunder.

9.9. Counterparts

This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

MICRO THERAPEUTICS, INC.

By:	/s/ Thomas C. Wilder, III
Name:	Thomas C. Wilder, III
Title:	Chief Executive Officer & President

ACCEPTED AND AGREED:

INVESTORS:

WARBURG, PINCUS EQUITY PARTNERS, L.P.

By:	Warburg Pincus & Co., General Partner

By:	/s/ Sean D. Carney
Name:	Sean D. Carney
Title:	Partner
Resident in: Delaware

WARBURG, PINCUS NETHERLANDS
EQUITY PARTNERS I, C.V.

By:	Warburg Pincus & Co., General Partner

By:	/s/ Sean D. Carney
Name:	Sean D. Carney
Title:	Partner

Resident in: Netherlands

WARBURG, PINCUS NETHERLANDS
EQUITY PARTNERS II, C.V.

By:	Warburg Pincus & Co., General Partner

By:	/s/ Sean D. Carney
Name:	Sean D. Carney
Title:	Partner

Resident in: Netherlands

WARBURG, PINCUS NETHERLANDS
EQUITY PARTNERS III, C.V.

By:	Warburg Pincus & Co., General Partner

By:	/s/ Sean D. Carney
Name:	Sean D. Carney
Title:	Partner

Resident in: Netherlands

VERTICAL FUND I, L.P.

By:	Vertical Group, L.P.,
General Partner

By:	/s/ John E. Runnells
Name:	John E. Runnells
Title:	General Partner

Resident in: Delaware

VERTICAL FUND II, L.P.

By:	Vertical Group, L.P.,
General Partner

By:	/s/ John E. Runnells
Name:	John E. Runnells
Title:	General Partner

Resident in: Delaware

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	General Partner

Resident in: Delaware

SPECIAL SITUATIONS FUND III, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	General Partner

Resident in: Delaware

URSUS CAPITAL, L.P.

By:	/s/ Evan Sturza
Name:	Evan Sturza
Title:	General Partner

Resident in: Delaware

URSUS OFFSHORE LTD.

By:	/s/ Evan Sturza
Name:	Evan Sturza
Title:	Managing Director

Resident in: Cayman Islands

SCHEDULE 2.1

Investor’s Name and Address	Aggregate Principal Amount of Exchangeable Notes
Warburg, Pincus Equity Partners, L.P. c/o Warburg Pincus & Co. 466 Lexington Avenue New York, NY 10017 Facsimile: (212) 716-5068 Attention: Sean D. Carney Elizabeth H. Weatherman	$9,450,000

Warburg, Pincus Netherlands Equity Partners I, C.V. c/o Warburg Pincus & Co. 466 Lexington Avenue New York, NY 10017 Facsimile: (212) 716-5068 Attention: Sean D. Carney Elizabeth H. Weatherman	$300,000

Warburg, Pincus Netherlands Equity Partners II, C.V. c/o Warburg Pincus & Co. 466 Lexington Avenue New York, NY 10017 Facsimile: (212) 716-5068 Attention: Sean D. Carney Elizabeth H. Weatherman	$200,000

Warburg, Pincus Netherlands Equity Partners III, C.V. c/o Warburg Pincus & Co. 466 Lexington Avenue New York, NY 10017 Facsimile: (212) 716-5068 Attention: Sean D. Carney Elizabeth H. Weatherman	$50,000

Vertical Fund I, L.P. c/o Vertical Group, L.P. 25 Deforest Avenue Summit, New Jersey 07901 Facsimile: (908) 273-9434 Attention: John Runnells	$4,025,000

Investor’s Name and Address	Aggregate Principal Amount of Exchangeable Notes
Vertical Fund II, L.P. c/o Vertical Group, L.P. 25 Deforest Avenue Summit, New Jersey 07901 Facsimile: (908) 273-9434 Attention: John Runnells	$975,000

Special Situations Cayman Fund, L.P. 153 E. 53rd Street, 55th Floor New York, New York 10022 Facsimile: (212) 207-6515 Attention: Steven Becker	$1,250,000

Special Situations Fund III, L.P. 153 E. 53rd Street, 55th Floor New York, New York 10022 Facsimile: (212) 207-6515 Attention: Steven Becker	$3,750,000

Ursus Capital, L.P. 156 West 56th Street, Ste 1603 New York, NY 10019 Facsimile: (212) 541-8288 Attention: Adam Stone Jeff Zatkowsky	$589,000

Ursus Offshore Ltd. 156 West 56th Street, Ste 1603 New York, NY 10019 Facsimile: (212) 541-8288 Attention: Adam Stone Jeff Zatkowsky	$418,500

EXHIBIT A

FORM OF EXCHANGEABLE NOTE

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

EXCHANGEABLE PROMISSORY NOTE

$	June 25, 2004

FOR VALUE RECEIVED, Micro Therapeutics, Inc., a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to the order of                                          (the “Holder”), having an address at                                         , at such address or at such other place as may be designated in writing by the Holder, or its permitted assigns, the aggregate principal sum of                      ($            .00), together with interest from June 25, 2004 on the unpaid principal balance of this Note outstanding at a rate equal to seven percent (7%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum and continuing on the outstanding principal until this Exchangeable Promissory Note (the “Note”) is exchanged pursuant to the terms set forth in the Purchase Agreement (as defined in Section 1 below) or indefeasibly and irrevocably paid in full by the Maker. Interest on this Note shall accrue and be compounded quarterly until the obligation of Maker with respect to the payment of such interest has been discharged (whether before or after judgment). All payments of principal and interest by the Maker under this Note shall be made in cash in immediately available funds on the Maturity Date (as defined in Section 1 below).

From and after the Maturity Date (as defined in Section 1 below), every amount due and owing under this Note shall automatically, and without action by any party hereto, bear interest at an annual rate of twelve percent (12%). Commencing after the Maturity Date, any accrued but unpaid interest on this Note shall be payable on demand and shall accrue and be compounded quarterly until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment). In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the Holder as a payment of principal.

1. DEFINITIONS. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Board” shall mean the Board of Directors of Maker.

“Business Day” shall mean any day except a Saturday or Sunday or day on which banking institutions are legally authorized to close in the City of New York.

“Change of Control” shall mean (i) a consolidation, merger, reorganization or other form of acquisition of or by Maker in which Maker’s stockholders immediately prior to the transaction retain less than 50% of the voting power of or economic interest in the surviving or resulting entity (or its parent), (ii) a sale of Maker’s assets in excess of a majority of Maker’s assets (valued at fair market value as determined in good faith by the Board), or (iii) the individuals who were directors of Maker as of the date hereof (together with any new directors whose election or appointment was approved by the directors then in office who were either directors as of the date hereof or whose election or appointment was previously approved) ceasing to constitute a majority of the Board or the board of directors of the surviving or resulting entity (or its parent).

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Maker.

“Event of Default” shall have the meaning ascribed to such term in Section 5 herein.

“Exchangeable Notes” shall have the meaning ascribed to such term in the Purchase Agreement.

“Holder” shall have the meaning ascribed to such term in the first paragraph herein.

“Investors” shall have the meaning ascribed to such term in the Purchase Agreement.

“Maker” shall have the meaning ascribed to such term in the first paragraph herein.

“Maturity Date” shall mean the earliest of (i) the date on which any Event of Default shall have occurred and (ii) the date that is twelve (12) months from the execution date of the Purchase Agreement.

“Note” shall have the meaning ascribed to such term in in the first paragraph herein.

“Purchase Agreement” shall mean the Note Purchase Agreement, dated as of June 25, 2004, and as that agreement may be amended from time to time, by and among the Maker and the Investors.

“Required Holders” shall mean the holders of at least a majority of the outstanding aggregate principal amount of the Exchangeable Notes.

“Securities Act” shall have the meaning ascribed to such term in the Purchase Agreement.

“Special Meeting” shall have the meaning ascribed to such term in the Purchase Agreement.

“Subsidiaries” shall have the meaning ascribed to such term in the Purchase Agreement.

2. Purchase Agreement. This Note is one of the several Exchangeable Notes of the Maker issued pursuant to the Purchase Agreement. This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Note is transferable and assignable to any person to whom such transfer is permissible under the Purchase Agreement and applicable law. The Maker agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Maker, the Maker also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

3. Payments; Exchange. This Note cannot be prepaid prior to the Maturity Date. The Holder may exchange this Note for shares of Common Stock in accordance with the terms set forth in the Purchase Agreement, including, without limitation, Section 5.5 therein. Payments on this Note shall be applied first to the payment of interest accrued and unpaid on this Note and second to the payment of principal. All payments by the Maker under this Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The principal balance and all accrued but unpaid interest on this Note shall be paid in full on the Maturity Date.

4. Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

5. Event of Default. The Maker agrees that:

(a) if the Maker fails to pay when due the principal balance and accrued interest hereunder;

(b) if the Maker shall fail or omit to perform, observe or satisfy any agreement, covenant or other provision (other than that referred to in Section 5(a) herein) contained or referred to in any other section of this Note and such failure shall not have been fully corrected within 10 days after the Maker’s receipt from the Holder of written notice that the specified possible default is to be remedied or ten (10) days after the Maker shall become aware thereof or if the failure cannot be cured within ten (10) days after the Maker’s attempts in such 10-day period, and the failure may be cured within a reasonable time, then the Maker shall have an additional period of not more than ten (10) days to attempt to cure the failure;

(c) if any representation, warranty or statement made by the Maker in or pursuant to this Note or the Purchase Agreement shall be false or incorrect in any material respect when made;

(d) if the Maker (1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, (2) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors, or (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets or upon the commencement against the Maker of any involuntary proceeding of the kind described in this paragraph;

(e) if any event of default occurs and is continuing in respect of any other indebtedness of the Maker or its Subsidiaries for borrowed money that has an outstanding principal amount in excess of $100,000;

(f) if after the date of this Note a judgment or judgments are entered against the Maker or any of its Subsidiaries involving a cumulative amount in excess of $250,000, provided, however, that the foregoing shall not apply to any judgment against Maker or any of its Subsidiaries if such judgment is for infringement by the Maker’s embolic coils in the Maker’s pending patent litigation in the Netherlands, the United Kingdom or Germany; or

(g) upon a Change of Control.

(any of (a) through (g), an “Event of Default”), then upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable (A) upon election of the Required Holders, with respect to (a) through (c) and (e) through (g), and (B) automatically, with respect to (d).

6. Additional Remedies Upon Default. Subject to Section 5 hereof, upon an Event of Default hereunder, and during the continuation thereof, the Holder may exercise any other right, power or remedy as may be provided herein or as may be provided at law or in equity, including, without limitation, the right to recover judgment against the Maker for any amount.

7. Amendment. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this Note and setting forth the provision so excluded, modified or amended.

8. Costs. If action is instituted to collect on this Note, the Maker promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

9. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

10. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

This Note shall be binding upon the successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.

MICRO THERAPEUTICS, INC.

By:
Name:	Thomas C. Wilder, III
Title:	Chief Executive Officer and President

-i-

EXHIBIT D

REGISTRATION RIGHTS PROVISIONS

1.	Registration Procedures and Expenses.

(a) The Company shall:

(i) subject to receipt of necessary information from each of the Investors, prepare and file with the SEC, as soon as practicable after the Second Closing Date and in no event later than five (5) Business Days following the Second Closing Date, or, if the Second Closing Date shall not occur, as soon as practicable after the first date on which an Investor exchanges all or any portion of such Investor’s Exchangeable Note pursuant to Section 5.5(b) of the Agreement and in no event later than five (5) Business Days following such date, a registration statement on Form S-3 (the “Registration Statement”) to enable the resale of the Second Closing Shares by each of the Investors from time to time through the automated quotation system of the Nasdaq Stock Market or in privately-negotiated transactions;

(ii) (A) use its reasonable best efforts, subject to receipt of necessary information from each of the Investors, to cause the Registration Statement to become effective in no event later than sixty (60) days after the Registration Statement is filed by the Company (ninety (90) days in the event of a review of the Registration Statement by the SEC), and (B) within five (5) Business Days after the receipt of a no review letter from the SEC, take all appropriate measures necessary to cause the Registration Statement to become effective;

(iii) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus which forms a part thereof (the “Prospectus”) as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to the Investors’ Second Closing Shares, the earlier of (i) the date on which, in the opinion of counsel to the Company, each of the Investors may sell all Second Closing Shares then held by it in any 90-day period pursuant to Rule 144 under the Securities Act (without restriction by the volume limitations of Rule 144(e)) or (ii) such time as all Second Closing Shares purchased by the Investors have been sold pursuant to a registration statement under the Securities Act or pursuant to Rule 144;

(iv) furnish to each of the Investors with respect to the Second Closing Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the SEC (“Preliminary Prospectuses”) in conformity with the requirements of the Securities Act and such other documents as such Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Second Closing Shares by such Investor, provided, however, that unless waived by the Company in writing, the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to any Investor shall be subject to the receipt by the Company of reasonable assurances from such Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

-i-

(v) file documents required of the Company for normal blue sky clearance in states reasonably specified in writing by any Investor prior to the effectiveness of the Registration Statement, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vi) bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in paragraph (i) through (v) of this Section 1 and the registration of the Second Closing Shares pursuant to the Registration Statement, including without limitation (a) registration and filing fees with the SEC, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of Company counsel in connection with blue sky qualifications of the Second Closing Shares), (c) printing expenses, (d) fees and expenses incurred in connection with the listing of the Second Closing Shares, (e) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters), (f) the fees and expenses of any additional experts retained by the Company in connection with such registration, (g) fees and expenses in connection with any review of underwriting arrangements by the NASD Inc., including fees and expenses of any “qualified independent underwriter,” (h) internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and (i) all reasonable fees and disbursements of one counsel for the Investors in connection with such registration; and

(vii) advise each of the Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(b) With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell Second Closing Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as, in the opinion of counsel to the Company, all of the Investors’ Second Closing Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investors’ Second Closing Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Second Closing Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Second Closing Shares without registration.

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(c) With respect to any Investor, it shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that such Investor shall furnish to the Company such information regarding itself, the Second Closing Shares to be sold by such Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Second Closing Shares.

(d) Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Second Closing Shares. In no event at any time before the Registration Statement becomes effective with respect to the Second Closing Shares shall the Company publicly announce or file any other registration statement, other than a registration statement on Form S-8 relating solely to employee benefit plans, without the prior written consent of each of the Investors.

(e) The Company understands that each of the Investors disclaims being an underwriter, but any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

2. Transfer of Second Closing Shares after Registration; Suspension.

(a) Each Investor agrees that it will not effect any disposition of the Second Closing Shares or its right to purchase the Second Closing Shares that would constitute a sale within the meaning of the Securities Act other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in the Registration Statement referred to in Section 1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding itself or its plan of distribution.

(b) Except in the event that paragraph (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Second Closing Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investors copies of any documents filed pursuant to Section 2(b)(i); and (iii) upon request, inform any Investor that the Company has complied with its obligations in Section 2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify such Investor to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify such Investor pursuant to Section 2(b)(i) hereof when the amendment has become effective).

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(c) Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Second Closing Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to each Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, each Investor will refrain from selling any Second Closing Shares pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 30 days after delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investors, the Investors shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 2(c).

(d) Notwithstanding the foregoing paragraphs of this Section 2, the Company shall not suspend the Registration Statement which causes any Investor to be prohibited from selling Second Closing Shares under the Registration Statement as a result of such Suspension on more than two occasions of not more than 30 days each in any twelve month period, and any such Suspension must be separated by a period of at least thirty (30) days from a prior Suspension.

(e) Provided that a Suspension is not then in effect each Investor may sell Second Closing Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Second Closing Shares. Upon receipt of a request therefor, the Company will provide the requested number of current Prospectuses to each Investor and to any other parties requiring such Prospectuses.

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3. Indemnification.

For purposes of this Section 3:

the term “Selling Stockholders” means the Investors, their respective partners, officers and members, and each person, if any, who controls an Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

the term “Registration Statement” means the Registration Statement, any Preliminary Prospectus, the final Prospectus, any exhibit, supplement or amendment thereto or included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 1; and

the term “untrue statement” means any untrue statement or alleged untrue statement or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading.

(a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in the Agreement or the failure of the Company to perform its obligations thereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder and stated to be specifically for use in preparation of the Registration Statement.

(b) Each Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Investor and stated to be specifically for use in preparation of the Registration Statement, and such Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation of such Investor to indemnify shall be limited to the net amount of the proceeds received by such Investor from the sale of the Second Closing Shares pursuant to the Registration Statement.

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(c) Each party entitled to indemnification under this Section 3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded, after consultation with counsel, that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the reasonable fees and expenses of counsel for the Indemnified Party shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3, except to the extent that the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 3 is insufficient to or is held by a court of competent jurisdiction to be unavailable to hold harmless an Indemnified Party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or such Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

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Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the gross amount received by such Investor from the sale of the Second Closing Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors obligations in this subsection to contribute are several in proportion to their sales of Second Closing Shares to which such loss relates and not joint.

(e) The indemnity and contribution agreements contained in this Section 3 shall remain operative and in full force and effect regardless of (a) termination of any provision of the Agreement or any underwriting agreement, (b) any investigation made by or on behalf of any Indemnified Person or by or on behalf of the Company and (c) the consummation of the sale or successive resales of the Second Closing Shares.

4. Liquidated Damages Under Certain Circumstances.

(a) If (i) the Registration Statement has not been declared effective by the SEC by (w) the date that is 60 days after the date of the Second Closing (ninety (90) days in the event of a review of the Registration Statement by the SEC), or (x) if the Second Closing shall not have occurred by the Exchange Termination Date, the date that is 60 days after the first date on which an Investor exchanges all or any portion of such Investor’s Exchangeable Note pursuant to Section 5.5(b) of the Agreement (ninety (90) days in the event of a review of the Registration Statement by the SEC), or (ii) the Registration Statement is filed and declared effective but shall thereafter be subject to a Suspension which shall be in effect for more than 60 days (consecutive or non-consecutive) in the aggregate in any 12-month period, except in cases where (y) such Suspension results from any untrue statement made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Investor specifically for use in preparation of the Registration Statement or (z) in the opinion of counsel to the Company, during the entire duration of the Suspension, the Investors may sell all Second Closing Shares then held by the Investors in any 90-day period pursuant to Rule 144 under the Securities Act (without restriction by the volume limitation of Rule 144(e)) (each such event referred to in clauses (i) and (ii), a “Registration Default”), the Company will pay liquidated damages to the Investors (in proportion to the number of Second Closing Shares then held by each Investor) in an amount equal to two percent (2%) of the aggregate principal amount of the Exchangeable Notes issued to the Investors on the First Closing Date, which amount shall be paid to the Investors (a) within 10 days following the date of the Registration Default, and (b) in the event the Registration Default continues, upon every 30-day period the Registration Default continues, which 30-day periods shall be measured from the date of the Registration Default. For the purpose of subsection (b) above, the payment of such liquidated damages shall be made within 10 days following the date that is the end of the then applicable 30-day period. Such liquidated damages will be payable to each Investor on demand by wire transfer of immediately available funds or by federal funds check by the Company.

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(b) Nothing herein limits each Investor’s right to pursue actual damages for the Company’s failure to ensure sales can be made under the Registration Statement or the Company’s failure to ensure the Common Stock is listed or included for quotation, as the case may be, on an Approved Market.

5.	Information Available. So long as the Registration Statement is effective covering the resale of Second Closing Shares owned by any Investor, the Company will furnish to each such Investor:

(a) as soon as it is delivered to the Company’s other stockholders, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements prepared in accordance with generally accepted accounting principles in the United States of America by the Company) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-KSB (the foregoing, in each case, excluding exhibits);

(b) upon the reasonable request of such Investor, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 5 as filed with the SEC and all other information that is made available to stockholders; and

(c) upon the reasonable request of such Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of such Investor, will meet with such Investor or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Second Closing Shares and will otherwise cooperate with such Investor in conducting an investigation for the purpose of reducing or eliminating such Investor’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with such Investor until and unless such Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

6.	Public Statements. The Company will not issue any public statement, press release or any other public disclosure concerning the Purchase Agreement and the transactions contemplated thereby without the prior written consent of the Investors, which consent shall not be unreasonably withheld, except as may be required by applicable law or rules of any exchange on which the Company’s securities are listed.

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ANNEX B

June 22, 2004

The Special Independent Committee

of the Board of Directors of

Micro Therapeutics Inc.

2 Goodyear

Irvine, CA 92618

Dear Members of the Special Independent Committee:

We understand that Micro Therapeutics, Inc. (“MTIX” or the “Company”) intends to enter into a transaction with affiliates of its largest shareholder, Micro Investment LLC (the “Micro Investment Investors”), as well as certain other existing shareholders (with the Micro Investment Investors, the “Investors”) pursuant to which the Investors will purchase up to approximately $21,000,000 of notes (the “Notes”) that are exchangeable for shares of the Company’s common stock for a purchase price per share that represents approximately a twenty five percent discount from the average of the Company’s closing prices (as quoted on the NASDAQ National Market System) for the week of May 24, 2004, or approximately $3.10 per share. The Company’s issuance of the Notes in exchange for the Investor’s cash investment, (which is detailed in the Note Purchase Agreement between the Company and the Investors), is referred to herein as the “Transaction.”

Specifically, with respect to the Transaction, we understand that the Notes will have an aggregate par value of approximately $21 million, and will have an annual interest rate of seven percent which compounds quarterly. The Notes mature one year from issuance, but shall be exchanged for the number of shares equal to the outstanding balance of the note (including accrued interest thereon) divided by $3.10 (subject to appropriate adjustments). The exchange feature is mandatory upon shareholder approval of the exchange, which is expected pursuant to a Voting Agreement between The Company and Micro Investment LLC.

Finally, we understand that the Company has formed a special independent committee (the “Committee”) to consider certain matters relating to the Transaction. The Committee has requested our opinion as to the matters set forth herein. This Opinion does not address the Company’s or the Investors’ underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in any alternatives to the Transaction or in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended 2002 and 2003 and quarterly report on Form 10-Q for the first quarter ended April 4, 2004, as well as Company-prepared interim monthly financial statements for the period ended May 9, 2004, which the Company’s management has identified as being the most current financial statements available;

2.	reviewed copies of the drafts, dated June 21, 2004 of the following agreements: Note Purchase Agreement, the Voting Agreement, Registration Rights Agreement, and the Form of Exchangeable Promissory Note;

Los Angeles • 1930 Century Park West • Los Angeles, California 90067 • tel.310.553.8871 • fax.310.553.2173

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Investment advisory services through Houlihan Lokey Howard & Zukin Financial Advisors.

B-1

The Special Independent Committee

of the Board of Directors of

Micro Therapeutics Inc.

June 22, 2004

3.	met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of the Company’s independent counsel to discuss certain matters;

4.	visited certain facilities and business offices of the Company in Irvine, California;

5.	reviewed forecasts and projections prepared by the Company’s management with respect to the Company for the years ended December 31, 2004 through 2009 as well as monthly forecasts and projections for the year ended December 31, 2004 prepared by the Company’s management in December of 2003;

6.	reviewed a presentation for potential investors in the Transaction prepared by the Company’s management;

7.	reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

8.	reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction;

9.	reviewed drafts of certain documents to be delivered at the closing of the Transaction; and

10.	conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair, from a financial point of view, to the Company and its public stockholders other than those affiliated with the Investors.

/S/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

B-2

PROXY

MICRO THERAPEUTICS, INC.

Proxy Solicited by the Board Of Directors

Special Meeting of the Stockholders – August 18, 2004

The undersigned hereby nominates, constitutes and appoints Thomas C. Wilder, III and Harold Hurwitz, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of MICRO THERAPEUTICS, INC. which the undersigned is entitled to represent and vote at a Special Meeting of Stockholders of the Company to be held at 2 Goodyear, Irvine, California 92618 on August 18, 2004, at 8:00 a.m., Pacific time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK UPON EXCHANGE OF THE EXCHANGEABLE PROMISSORY NOTES SOLD BY THE COMPANY IN THE PRIVATE PLACEMENT.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE ISSUANCE OF THE SHARES OF COMMON STOCK UPON EXCHANGE OF THE EXCHANGEABLE PROMISSORY NOTES ISSUED IN THE PRIVATE PLACEMENT.

Date                             , 2004

                    (Signature of stockholder)

Please sign your name exactly as it appears hereon.

Executors, administrators, guardians, officers of

corporations and others signing in a fiduciary capacity

should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN

AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.